Exhibit 13.1



                                    FORM F-2
      ANNUAL REPORT UNDER SECTION 13 OF THE SECURITIES EXCHANGE ACT OF 1934
                  FOR THE FISCAL YEAR ENDING DECEMBER 31, 1995
                            FDIC CERTIFICATE NUMBER:
                                     27049-1
                              FIRST COMMUNITY BANK
                                 NORTH CAROLINA
                       IRS EMPLOYER IDENTIFICATION NUMBER:
                                   56-1549743
                     ADDRESS OF PRINCIPAL EXECUTIVE OFFICES
                           100 EAST GARRISON BOULEVARD
                              POST OFFICE BOX 2358
                       GASTONIA, NORTH CAROLINA 28053-2358
                                TELEPHONE NUMBER:
                                 (704) 868-4251
              SECURITIES REGISTERED UNDER SECTION 12(g) OF THE ACT:
                  COMMON STOCK (PAR VALUE $4.16 2/3 PER SHARE)

    THE BANK (1) HAS FILED ALL REPORTS REQUIRED TO BE FILED BY SECTION 13 OF THE SECURITIES EXCHANGE ACT OF 1934 DURING THE PRECEDING 12 MONTHS, AND
     (2) HAS BEEN SUBJECT TO SUCH FILING REQUIREMENTS FOR THE PAST 90 DAYS.
                          YES X                     NO

                 AGGREGATE MARKET VALUE OF THE VOTING STOCK HELD
                       BY NONAFFILIATES OF THE REGISTRANT:
                                  $13,462,627*
                               *$17.50/SHARE (BID)
              NUMBER OF SHARES OUTSTANDING AS OF DECEMBER 31, 1995
                                     769,293



                                     PART I

Item 1 - Business

         First Community Bank (Bank) was incorporated under the laws of the State of North Carolina on February 3, 1987. The Bank received authorization from the North Carolina State Banking Commission and commenced operations as a North Carolina state-chartered bank on September 15, 1987. The Bank's securities consist of one class, common stock, of which there were as of December 31, 1995 2,400,000 shares authorized, with 769,293 shares outstanding held of record by 803 shareholders.

         The Bank conducts its business from five offices in Gaston County, North Carolina. The main office is located at 100 E. Garrison Boulevard and the branch offices are located at 3407 S. New Hope Road, 500 S. New Hope Road, 104 Rankin Avenue in Mount Holly and 120 W. Wilkins Street in Dallas. Additionally, an office building constructed by the bank on property behind the Garrison Boulevard Main Office is being used for business and mortgage loan operations. No deposit transactions occur at this office building.

         The Bank serves primarily the Gastonia and Gaston County residential, commercial and industrial area. The Bank conducts substantially the same business operations as a typical independent commercial bank.

         There have been no material changes or developments since the beginning of the fiscal year ended December 31, 1995 in the business done by the Bank.

         Gastonia, North Carolina, the County Seat of Gaston County, is the tenth largest city in the State of North Carolina. Within the county, the Bank competes with eight other commercial banks; seven of which are large statewide and/or regional banks, for loans and deposits. Within the City of Gastonia, the Bank competes with seven commercial banks which have a total of 21 banking offices. At the end of 1995 the Bank continued to have a small, however increasing, market share of the business in this service area.

         On December 31, 1995, total deposits of the Bank were $99,247,860 distributed among noninterest bearing demand deposits (13.40%) and interest bearing deposits (86.60%). Deposit growth has been steady during the fiscal year ended December 31, 1995 as represented by the 16.20% growth in average deposits for the year. Of the total deposits, none were by public bodies, governmental or municipal districts or a single customer whose loss would have a significant effect on the business of the Bank.

         The Bank offers checking accounts, including NOW, 3-N-1 (a tiered rate) and Money Market Investment Accounts; Savings Accounts, including statement and passbook and time deposits. The Hometown Advantage, a package of banking services, was introduced in 1990. The Bank offers commercial, real estate, personal, automobile, home improvement and other installment and term loans. First Community Bank also provides drive-in facilities, Cashier's Checks, Money Orders, Traveler's Checks, Safe Deposit Boxes, Night Depository services, collection services, Notary Public services, Savings Bonds and other customary banking services. The Bank also offers discount brokerage service through a contractual agreement with UVEST, Inc.

         The Bank commenced operation on September 15, 1987 utilizing an in-house data processing and operations configuration. The precise configuration utilized an IBM System 36 computer and the Liberty banking software package. Although we still utilize the Liberty Banking software package, we currently run on a remote job entry basis using an AS400 computer. This software has enabled the Bank to provide a high level of customer service, enjoy flexibility in the design of new products and utilize the master file in marketing programs.

         The Bank opened its first branch office, the South New Hope Road branch, on September 17, 1988 at 3407 South New Hope Road. At year end the branch office accounted for $10,531,861 of the Bank's deposits and $5,058,638 of its loans.

                                       2





         The East Branch was opened on September 15, 1990 at 500 South New Hope Road. At year-end the East Branch office accounted for $20,174,272 of the Bank's deposits and $6,165,666 of the Bank's loans.

         The Dallas Branch was opened in May of 1994 at 120 W. Wilkins Street in Dallas, NC. At year-end the Dallas Branch accounted for $7,639,153 of the Bank's deposits and $5,690,767 of the Bank's loans.

         The Mount Holly Branch was opened in December of 1995 at 104 Rankin Avenue in Mount Holly, NC. The branch is a temporary office being utilized until summer 1996 when the new branch construction will be complete. At year-end the Mount Holly branch accounted for $81,943 of the Bank's deposits and $101,551 of the Bank's loans. Growth in all branches was in line with management's expectations.

         The Bank is an insured bank under the Federal Deposit Insurance Act, and is not a member of the Federal Reserve System. The Bank operates with a staff of sixty-four (64) employees consisting of twenty-two (22) officers, seventeen(17) paying and receiving tellers and six (6) customer service representatives.

         The Bank holds no patents or registered trademarks, licenses (other than those required by regulatory authorities), franchises or concessions.

         The Bank has undertaken no major research activities relating to new services or the improvements of existing services; however, it is constantly investigating new products and services to stay abreast of current trends in the banking industry.

         The services offered by the Bank and the business done by it do not conform to any seasonal fluctuations.

Item 2 - Properties

         The Bank operates from its main office at 100 East Garrison Boulevard, containing 9,400 square feet of space. Such facility is located on approximately
1.1 acres of land. The Bank holds title, free of any mortgages or encumbrances, to the land and building. The Bank also owns a 7,800 square foot office building for business and mortgage lending situate on approximately one (1) acre which is adjacent to the East Garrison office. Depreciation expenses directly associated with the buildings was $45,358 for the year. The main office has three drive-in windows, a night depository and provides fifty-five (55) parking spaces.

         The Bank operates from its branch office at 3407 South New Hope Road in an approximate 1,100 square foot facility located on approximately 0.67 acres of land. The Bank holds title, free of mortgages or encumbrances, to the land and building. Depreciation expenses directly associated with the building were $5,141 for the year. The office has one (1) drive-in window, a night depository and thirteen (13) parking spaces.

         The Bank operates a branch office at 500 South New Hope Road in a 3,100 square foot facility on approximately 0.87 acres. This office offers three (3) drive-in windows, a night depository and twenty-two (22) parking spaces. The Bank leases this property via a land lease and has an option to purchase subject property. Depreciation and lease expenses associated with the building were $32,315 for 1995.

         The Bank operates its branch at 120 W. Wilkins Street in Dallas, NC in an approximate 2,500 square foot leased facility. The office has three (3) drive-in windows, a night depository and twenty-seven (27) parking spaces. The Bank incurred depreciation and lease expenses of $8,048 during the year.

         Additionally, the Bank operates a branch in Mount Holly, NC in a temporary location at 104 Rankin Avenue. The office incurred $1,400 of lease expenses during the year.

                                       3




Item 3 - Legal Proceedings


         As of the date hereof, the Bank is not a party to, nor is the property of the Bank subject to, any material proceedings, including proceedings of governmental authorities, other than ordinary litigation incidental to the business of the Bank.

Item 4 - Security Ownership of Certain Beneficial Owners and Management

         Reference is hereby made to pages 2-5 of the definitive proxy statement dated March 29, 1996 attached hereto, and incorporated herein by reference.

                                     Part II

Item 5 - Market for the Bank's Common Stock and Related Security Holder Matters

         Trading in the Bank's Common Stock has been quite limited and such trades cannot be characterized as constituting a trading market. While trading activity has been limited, one securities dealer, Jackson and Smith Investments quoted the Bank's common stock at $17.50 (BID) December 31, 1995.

         The original offering price of the 440,120 shares issued by the Bank was $10.00 per share plus $1.00 per share which was applied to an organizing fund as permitted by North Carolina General Statute (such offering was effected during the fourth quarter of 1986 and the first quarter of 1987).

         The Bank concluded a secondary common stock offering on February 12, 1990 which resulted in a net increase of $2,031,433 in the Bank's equity capital. A total of 146,187 shares were sold in the offering at $14.00 per share. Total shares outstanding after the offering were 586,307. The Bank acted as the underwriter in the sale and incurred total offering expenses of $15,184.42.

         Pursuant to the action of the Bank's Board of Directors and approval of the shareholders, a six for five stock split was effected on April 22, 1991. Such event had the effect of decreasing the par value of the stock to $4.16 2/3 per share and increasing the number of authorized shares to 2,400,000. A total of 703,568 shares were outstanding subsequent to the stock split.

         Under the terms of First Community Bank Stock Option Plan 25,900 shares of the bank's common stock were issued during fiscal year 1993. The Common Stock and Additional Paid-in Capital Accounts increased, in the aggregate, by $237,455 as a result of the aforementioned option exercises. During fiscal year 1994; 31,425 shares of the bank's common stock were issued under the terms of the Plan resulting in an increase of $375,167 in the equity accounts. As a result of exercises under the Plan of 8,400 shares in 1995, the equity accounts increased by $94,464.

         The following table illustrates the high and low sales prices of the Bank's common stock for the years ended December 31, 1990 1991, 1992, 1993, 1994 and 1995. All prices have been adjusted to give effect for the six for five stock split.

                                                ---------------------------

                                                          1990                                          1991
                                                   LOW             HIGH                          LOW             HIGH
FIRST QUARTER                                    $11.67           $12.08                       $11.67           $12.29
SECOND QUARTER                                   $11.67           $12.92                       $12.25           $12.25
THIRD QUARTER                                    $12.08           $13.12                       $12.50           $12.75
FOURTH QUARTER                                   $11.25           $12.92                       $12.50           $12.75








                                                          1992                                          1993
                                                   LOW             HIGH                          LOW             HIGH
FIRST QUARTER                                    $12.00           $13.25                       $14.50           $15.75
SECOND QUARTER                                   $13.50           $14.25                       $15.50           $16.25
THIRD QUARTER                                    $13.50           $14.38                       $15.50           $16.50
FOURTH QUARTER                                   $14.00           $14.75                       $15.75           $16.75


                                                          1994                                          1995
                                                   LOW             HIGH                          LOW             HIGH
FIRST QUARTER                                    $15.00           $16.75                       $14.50           $15.50
SECOND QUARTER                                   $15.00           $16.00                       $14.50           $15.50
THIRD QUARTER                                    $14.75           $15.00                       $16.00           $17.00
FOURTH QUARTER                                   $14.50           $15.50                       $16.00           $18.50

         Wachovia Bank of North Carolina, N.A. serves as transfer agent for the common stock ($4.16 2/3 par value) of First Community Bank. Wachovia assumed such duties from South Carolina National Bank subsequent to the acquisition of South Carolina National Bank by Wachovia. Prior to the fourth quarter of 1990, the Bank acted as transfer agent for its own stock.

         The number of record holders of the Bank's common stock (the only class of equity securities of the Bank) as of March 22, 1996 is as follows:

        TITLE OF CLASS                               NUMBER OF RECORD HOLDERS

Common Stock ($4.16 2/3 Par Value)                             803

         On March 19, 1996 First Community Bank signed a Letter of Intent to merge into Centura Bank of Rocky Mount, North Carolina. It is anticipated that a Definitive Agreement will be executed on or about April 2, 1996.


Item 6 - Selected Financial Data

         The information required by Item 6 is incorporated herein by reference from page 1 of the Bank's 1995 Annual Report to Shareholders under the caption "Selected Financial Data".

Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations

         The information contained on pages 2 through 4 of the Bank's 1995 Annual Report to Shareholders under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" is incorporated herein by reference. The tables appearing on the following pages contain certain additional statistical information about the Bank for the periods and on the dates indicated therein.

                                       4





                              First Community Bank
          Distribution of Assets, Liabilities, and Stockholders' Equity
                                   Schedule I


(In thousands)
                                                                                              1995
                                                               ------------------------------------------------------------------
                                                                                                     Interest       Average
                                                                  Average         Percentage         Income/       Yield/Rate
Assets                                                            Balance        Distribution        Expense          Paid
- ------                                                            -------        ------------        -------          ----
Cash and Due from                                                $ 2,638            2.41%
Bank
Securities - Taxable                                               24,284           22.21%           1,567            6.45%
Securities - Tax Exempt                                             3,411           3.12%              136            3.99%
Unrealized gain(loss) on securities
available for sale                                                   (406)          (.37)%
Federal funds sold                                                  4,710           4.31%              274            5.82%
Loans, gross                                                       72,042           65.87%           7,201            10.00%
Loan loss reserve                                                 (1,298)          (1.19)%
Loans, net                                                         70,744           64.68%
Other assets                                                        3,985            3.64%          ______           ________
                                                                   ------           ------          ------           --------
                  Total                                           109,366          100.00%           9,178             8.79%

Liabilities and Shareholders' Equity
Transaction Accounts
                  Interest Bearing (NOW)                           17,597            16.09%          622               3.53%
                  Non-interest bearing                             11,865            10.85%
Savings                                                            21,892            20.02%          925               4.23%
Insured money market                                                2,193            2.00%            65               2.96%
Time deposits                                                      39,078            35.73%        2,192               5.61%
Short-term borrowings                                               5,104            4.67%           255               5.00%
Other liabilities                                                    716              .65%
Shareholders' equity                                               10,921            9.99%         _____              ______
                                                                   ------            -----         -----              ------
                  Total                                            109,366           100.00%       4,059               4.73%

Net interest income spread                                                                                             4.06%

Net interest yield on earnings assets                                                                                  4.90%




                                                                                         1994
                                                            --------------------------------------------------------------
                                                                                                 Interest        Average
                                                              Average         Percentage         Income/       Yield/Rate
Assets                                                        Balance        Distribution        Expense          Paid
- ------                                                        -------        ------------        -------       -----------
Cash and Due from                                          $     2,259             2.42%         $
Bank
Securities - Taxable                                            23,574            25.22%           1,327          5.63%
Securities - Tax Exempt                                          3,977             4.26%             160          4.03%
Unrealized gain(loss) on securities
available for sale                                                (401)            (.43)%
Federal funds sold                                               1,780             1.90%              71          3.99%
Loans, gross                                                    59,841             gv              5,315          8.88%
Loan loss reserve                                               (1,038)           (1.11)%
Loans, net                                                      58,803            62.92%
Other assets                                                     3,471             3.71%
                                                           -----------       -----------         -------          -----
                  Total                                    $    93,463           100.0%          $ 6,873          7.71%

Liabilities and Shareholders' Equity
Transaction Accounts
                  Interest Bearing (NOW)                   $    16,594           17.75%          $   438          2.64%
                  Non-interest bearing                           9,133            9.77%
Savings                                                         19,704           21.08%              618          3.14%
Insured money market                                             2,354            2.52%               51          2.17%
Time deposits                                                   31,981           34.22%            1,467          4.59%
Short-term borrowings                                            3,541            3.79%              135          3.81%
Other liabilities                                                  506             .54%
Shareholders' equity                                             9,650           10.33%
                                                           -----------      ------------        ----------        -----
                  Total                                    $    93,463          100.00%          $ 2,709          3.65%

Net interest income spread                                                                                        4.06%

Net interest yield on earnings assets                                                                             4.67%





                              First Community Bank
Rate/Volume Variance Analysis for Twelve Months Ended December 31, 1995 and 1994
                             Schedule I (continued)

(In thousands)


                                     Average Volume       Average Rate             Interest                          Change Due to
Earning Assets                    1995         1994     1995        1994       1995         1994      Variance     Rate     Volume
- --------------                    ----         ----     ----        ----       ----         ----      --------     ----     ------
Loans                          $  72,042    $59,841    10.00%       8.88%    $ 7,201    $   5,315      1,886        803      1,084
Securities                        27,695     27,551     6.15%       5.40%      1,703        1,487        216        207          8
Federal Funds                      4,710      1,780     5.82%       3.99%        274           71        203         87        116
                              -----------   -------   -------     --------  --------    ---------   --------    -------   --------
Total Earning Assets           $ 104,447    $89,172     8.79%       7.71%    $ 9,178    $   6,873      2,305      1,097      1,208


Interest-Bearing
Liabilities

Transaction Accounts            $ 17,597    $16,594     3.53%       2.64%    $   622     $    438        184        157         27
Money Market Accounts              2,193      2,354     2.96%       2.17%         65           51         14         17         (3)
Savings Accounts                  21,892     19,704     4.23%       3.14%        925          618        307        238         69
Time Deposits                     39,078     31,981     5.61%       4.59%      2,192        1,467        725        400        325
Short-Term Borrowings              5,104      3,541     5.00%       3.81%        255          135        120         61         59
                             -----------    -------   --------      -----      -----     --------   --------    -------    --------
                               $  85,864    $74,174     4.73%       3.65%    $ 4,059     $  2,709      1,350        873        477

      Net Interest Income                                                    $ 5,119     $  4,164






                              First Community Bank
                              Investment Portfolio
                                   Schedule II


(In thousands)
                                                  December 31, 1995                            December 31, 1994
- ------------------------------------------------------------------------------   ------------------------------------------------
                                        Book       Market Value                       Book             Market Value
AVAILABLE FOR SALE                     Value                          Yield           Value                                Yield

U. S. Treasury:
     Within one year                                                             $     1,000              $   992          4.00%
     After one but within five
        years                        $2,984,533     $2,995,630         5.51%           2,980                2,754          5.56%
                                    -----------     ----------    ----------     -----------           ----------       --------
                                      2,984,533      2,995,630         5.51%           3,980                3,746          5.14%

U. S. Government Agencies:
     Within one year                  1,978,408      1,978,266         5.54%           1,500                1,490          5.50%
     After one but within five
        years                         5,686,766      5,597,198         5.14%           5,680                5,253          5.63%
     After five but within ten
        years                                                                          1,003                  921          6.39%
                                     ----------      ---------        -------    -----------          -----------       --------

                                      7,665,174      7,575,465         5.25%           8,183                7,664          5.53%

State and Political Subdivisions:
     Within one year                    250,299        250,425         5.75%             352                  352          5.46%
     After one but within five
        years                         2,223,880      2,212,212         5.72%           2,064                1,978          5.63%
     After five but within ten
        years                           544,791        542,190         6.67%             972                  896          4.96%
                                   ------------    -----------    -----------    -----------          -----------     ----------
                                      3,018,970      3,004,823         5.89%           3,388                3,226          5.79%

Corporate debentures:
      Within one                        499,587        512,447         8.60%            --                   --             --
year
     After one but within five
        years                                                                            499                 503           8.60%
                                   -----------     -----------    ------------   -----------         -----------    ------------
Total Securities Available for
     Sale                          $14,168,264     $14,088,369         5.56%     $    16,050         $    15,139           5.58%
                                   ===========     ===========    ============   ===========         ===========    ============




(In thousands)
                                                  December 31, 1995                            December 31, 1993
- ------------------------------------------------------------------------------   -------------------------------
HELD FOR INVESTMENT                     Book       Market Value                       Book        Market Value
                                       Value                          Yield           Value                         Yield
U. S. Treasury:

     After one but within five
        years                     $ 1,995,882      $2,016,250          6.01%            --             --             --
      After five but within ten
          years                                                                     $    1,017    $    1,005         5.60%
                                  -----------      ----------        --------       ----------    ----------         -----
                                    1,995,882       2,016,250          6.01%             1,017         1,005         5.60%

U. S. Government Agencies:
     Within one year                3,000,000       3,003,750          5.94%             1,000           997         5.85%
     After one but within five
        years                       7,542,055       7,730,630          7.39%             6,526         6,433         7.26%
     After five but within ten
        years                                                                            1,000           998         8.00%
     After ten years                1,000,000       1,008,020          7.49%             3,000         2,937         7.67%
                                 ------------    ------------       --------        ----------    ----------         -----
                                   11,542,056      11,742,400          7.02%            11,526        11,365         7.31%
State and Political Subdivisions:
     After one but within five
        years                         174,664         177,625          7.48%              --            --            --
     After five but within ten
        years                         149,653         152,730          7.63%               324           309         7.55%
                                -------------   -------------      ---------        ----------    ----------         -----
                                      324,317         330,355          7.55%               324           309         7.55%
Corporate:
     After one but within five
        years
     Total Securities held for
        investment                $13,862,254     $14,089,005          6.89%       $    12,867    $   12,679         7.18%
                                  ===========     ===========     ==========       ===========    ===========        =====

NOTE:  Yields reflected in schedule are stated on a tax-equivalent basis.





                              First Community Bank

                                 Loan Portfolio

                                  Schedule III


                                                                             December 31,
(In thousands)                                            1995                                          1994
                                           ---------------------------------             ----------------------------------
Real Estate                                      Amount         % of Total                     Amount         % of Total
                                                 ------         ----------                     ------         ----------
    Construction                                 6,659,509          9%                       $ 3,295,080          5%
    SRF                                         20,528,888         26%                        18,078,263         28%
    Commercial                                  22,961,140         29%                        19,594,988         31%
                                                ----------    --------                       -----------         ---
Total                                           50,149,537         64%                        40,968,331         64%

Installment                                      6,891,756          9%                         5,414,329          8%
Credit Cards                                       666,143          1%                                            1%
                                                                                                 642,066
Commercial & Other                              20,055,185         26%                        17,197,123         27%
                                                ----------    --------                       -----------         ---

Total Loans                                    $77,762,621        100%                       $64,221,849        100%
                                               ===========    ========                       ===========        ====




(In thousands)                                           Maturity/Repricing Distribution at December 31, 1995
                                                          ---------------------------------------------------
                                                 Due Within     After One Year But Within       After Five
                                                  One Year              Five Years                 Years           Total
Fixed Rate Loans                                    $4,378               $ 17,053               $ 1,005            $22,436
Variable Rate Loans                                 55,327                      0                     0             55,327
                                                 ---------          ---------------          ----------          ---------
Total                                             $ 59,705               $ 17,053                $1,005           $ 77,763

(In thousands)

                                                           Non-accrual loans at December 31,
                                                                  1995         1994

Principal Balance outstanding                                     $320         $  8






                              First Community Bank
                              Summary of Loan Loss
                                   Schedule IV


(In thousands)
                                                                    Years Ended December 31,
                                                                       1995              1994
Balance at beginning of year                                         $1,125            $1,005
Provision charged to expenses                                           577               251
Charge-offs:

         Consumer loans                                                 (19)              (15)
         Commercial loans                                              (364)               (4)
         Real estate loans                                               (4)             (115)
                                                                         ---             -----
                                                                       (387)             (134)
Recoveries                                                                5                 3
                                                                    --------             -----
Net charge-offs                                                        (382)             (131)
                                                                    --------             -----
                                                                    $ 1,320          $  1,125
                                                                    ========         =========
Ratios

Net charge-offs to average
         total loans                                                   0.54%             0.22%

Allowance for loan losses to
         total loans at year-end                                       1.70%             1.67%


         The provision for loan losses is based upon several factors including: the current economic environment, risk characteristics of the types of loans in the portfolio and management's estimation of the adequacy of said provision. The Bank utilizes a weighting scheme to establish a recommended loan loss provision. Such format is detailed below utilizing December 31, 1995 loan levels.


                                                                                                     Loan            Loan
    Risk                                                                Current Balance              Loss            Loss
    Grade      Description                                            at December 31, 1995          Factor        Provision
    -----      -----------                                            --------------------          ------        ---------
      1        Exceptional                                      $               132,432                 .10    $        132
      2        High quality                                                   2,212,503                 .25           5,531
      3        Standard (no exceptions)                                      51,325,399                1.25         641,568
      4        Standard (with exceptions)                                    11,032,961                1.25         137,912
      5        Special                                                        3,497,052                5.00         174,853
      6        Substandard                                                    2,063,286                8.00         165,063
      7        Problem                                                                0               10.00               0
               Personal Credit Line                                             193,517                1.75           3,387
               Equity line                                                    6,214,710                1.00          62,147
               Credit card                                                      666,143                7.00          46,630
               Cash reserve                                                     276,321                5.00          13,816
               Other (ungraded loans)                                           148,297                1.50           2,224
                                                                -----------------------           ---------    ------------
                  Total                                         $            77,762,621                        $  1,253,263
                                                                =======================                        ============
               As a percentage of total loans                                                                       1.61%


         The actual provision for loan losses at December 31, 1995 was $1,320,000 or 1.70% of total loans outstanding. Such incremental increase above the amount prescribed by the formula above represents management's conservative philosophy.

NOTE: Mortgage loans held pending resale of $323,960 are originated by the Bank for other lenders and are held by the Bank under commitments from the ultimate lender. The balance is included in the Other (ungraded loans) category above. Accordingly, any such balances are disregarded with respect to loan loss reserve calculations for purposes of establishing a recommended loan loss reserve provision.

                                       10

                              First Community Bank
                                    Deposits
                                   Schedule V


(In thousands)

                                                     1995                                      1994
                                       ----------------------------------      --------------------------------
                                       Average      Interest      Average        Average    Interest   Average
                                       Balance      Expense         Rate         Balance     Expense     Rate
Non-interest bearing demand            $ 11,865     $                           $  9,133     $
Interest bearing demand                  17,597         622        3.53%          16,594         438     2.64%
Savings                                  21,892         925        4.23%          19,704         618     3.14%
Insured Money Market                      2,193          65        2.96%           2,354          51     2.17%
Time Deposits                            39,078       2,192        5.61%          31,981       1,467     4.59%
                                       --------       -----        -----        --------      ------     -----
                  Total                $ 92,625      $3,804        4.11%        $ 79,766      $2,574     3.23%




(In thousands)
                                                           Maturity Distribution
                                                              As of 12/31/95
                         ------------------------------------------------------------------------------------------
                         3 Months       Over 3 Months         Over 6 Months
                         Or Less      Through 6 Months      Through 12 Months     Over 12 Months         Total
                         -------      ----------------      -----------------     --------------         -----
Time Deposits           $    6,863      $    6,639          $    14,447           $     7,481         $    35,430
$100,00 or More              2,359           1,356                1,004                 1,663               6,382
                        ----------           -----                -----                 -----               -----
                           $ 9,222      $    7,995          $    15,451           $     9,144         $    41,812

                                       11


                              First Community Bank
                    Return on Shareholders' Equity and Assets
                                   Schedule VI




(In thousands; except per share data)
                                                                    December 31,
                                                             1995                   1994
Net income                                               $      1,344         $        1,052
Average shareholders' equity                             $     10,926         $        9,650
Average total assets                                     $    109,366         $       93,463
Dividends declared                                       $        161         $          129
Dividends per share                                      $        .21         $          .17
Primary income per share1                                $       1.73         $         1.38
Fully diluted income per share2                          $       1.70         $         1.38
Return on average equity                                        12.30%                 10.90%
Return on average assets                                         1.23%                  1.13%
Dividend payout ratio                                           11.96%                 12.26%
Average equity to average assets ratio                           9.99%                 10.32%


1 Based on 774,741 and 764,283 average shares issued and outstanding during 1995 and 1994, respectively.

2 Based on 788,590 and 764,675 weighted average shares outstanding, including common equivalent shares applicable to outstanding stock options during 1995 and 1994, respectively.

                                       12



                              First Community Bank

                             Short-Term Borrowings

                                  Schedule VII


(In thousands)
                                                           Short-Term Borrowings
                                                                   1995
                                        ----------------------------------------------------------------------------------------
                                             Balance            Interest Rate                         Average
                                              as of                 as of              Average        Interest         Maximum
                                        December 31, 1995     December 31, 1995        Balance          Rate         Outstanding
                                        -----------------     -----------------        -------          ----         -----------
Federal funds purchased
         and securities sold under
         agreement to repurchase          $       6,022              4.64%          $       5,110       4.99%      $       8,184

Total short-term borrowings               $       6,022              4.64%          $       5,110       4.99%      $       8,184
                                          =============        ===========          =============   =========      =============

                                       13




Item 8 - Financial Statements and Supplementary Data

         Reference is hereby made to pages 1 through 21 of the First Community Bank 1995 Annual Report attached hereto, and incorporated herein by reference.

                                    PART III

Item 9 - Directors and Executive Officers of the Bank

         Reference is hereby made to pages 6 through 9 of the definitive proxy statement dated March 29,1996 attached hereto, and incorporated herein by reference.

         The principal officers are elected by the Bank's Board of Directors and each officer shall hold office until his death, resignation, retirement, removal, disqualification or his successor shall have been elected and qualified.

         Plato Pearson, Jr. is the father of Robert S. Pearson.

Item 10 - Management Remuneration and Transactions

         Reference is hereby made to page 11 of the definitive proxy statement dated March 29, 1996 attached hereto, and incorporated herein by reference.

                                       14



                                     PART IV

Item 11 - Exhibits, Financial Statement Schedules, and Reports on Form F-3

a. Contents - The following financial statements and schedules are incorporated by reference from the 1995 Annual Report of Shareholders:

         1.       Financial Statements

                  Accountants' Opinion

                  Balance Sheets - December 31, 1995 and 1994 (page 1)

                  Statements of Income - Years ended December 31, 1995, 1994 and 1993 (pages 2 and 3)

                  Statements of Changes in Stockholders' Equity - Years ended December 31, 1995, 1994 and 1993 (page 4)

                  Statements of Cash Flows - Years ended December 31, 1995, 1994 and 1993 (pages 5 and 6)

                  Notes to Financial Statements (7 through 21)

         2.       Financial Statement Schedules

                  All financial statement schedules are omitted as the information required to be included therein is substantially included in the financial statements listed above which are incorporated herein by reference from the Bank's 1995 Annual Report to Shareholders or is not applicable.

                  Loans and Allowances for Loan Losses (pages, 15 and 16 note 5)

                  Premises and Equipment (page, 16 note 6)

                  All other schedules for which provision is made in the applicable accounting regulation of the Federal Deposit Insurance Corporation are not required under the related instructions or are inapplicable, and therefore have been omitted.

b.       Reports on Form F-3

         There have been no reports filed on Form F-3 during the last quarter of the period covered by this report.

c.       Exhibits

         1995 Annual Report to Shareholders

         Definitive Proxy Statement for the 1996 Annual Shareholders' Meeting dated March 29, 1996.

                                       15




SIGNATURES

         Pursuant to the requirements for Section 13 of the Securities Exchange Act of 1934, the Banks had duly caused this annual report to the signed on its behalf by the undersigned, thereunto duly authorized.

                                                 FIRST COMMUNITY BANK

                                                 BY     ________________________
                                                        Donald R. Lineberger
                                                        Chairman of the Board,
                                                        Chief Executive Officer
                                                        and Director

         Pursuant to the requirements for Section 13 of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and the capacities and on the dates indicated.

                                          _____________________________________
           DATE                           ROBERT L. ADAMS, JR., DIRECTOR

                                          _____________________________________
           DATE                           ROBERT H. BLALOCK, JR., DIRECTOR

                                          _____________________________________
           DATE                           J. C. CAROTHERS, JR., DIRECTOR

                                          _____________________________________
           DATE                           J. BYNUM CARTER, DIRECTOR

                                          _____________________________________
           DATE                           RICHARD K. CRAIG, DIRECTOR

                                          _____________________________________
           DATE                           KATHERINE T. CURRENCE, DIRECTOR

                                          _____________________________________
           DATE                           TITUS W. GREENE, DIRECTOR

                                          _____________________________________
           DATE                           JOHN K. LONG, DIRECTOR

                                          _____________________________________
           DATE                           EUGENE R. MATTHEWS, II, DIRECTOR

                                          _____________________________________
           DATE                           JOHAN T. NEWCOMBE, DIRECTOR

                                          _____________________________________
           DATE                           PLATO PEARSON, JR., DIRECTOR AND
                                          VICE CHAIRMAN OF THE BOARD

                                          _____________________________________
           DATE                           ROBERT S. PEARSON,PRESIDENT AND
                                          DIRECTOR

           DATE                           _____________________________________
                                          EDWARD D. SADLER, JR., DIRECTOR

                                          _____________________________________
           DATE                           LONNIE A. WAGGONER, JR., DIRECTOR


                                       16

                                     FIRST
                                   COMMUNITY

                               YOUR HOMETOWN BANK


                                                            1995 Annual Report

                                                        March 29, 1996





Dear Fellow Shareholder:

         Nineteen hundred ninety-five was a year of continued growth and record earnings. Net income increased by 27.8% to $1,343,964 ($1.70 per share) for the year ended December 31, 1995. Net interest income increased by 22.9% reflecting the increased earning assets. Other operating income increased by 24.9% and other operating expenses 14.1%.

         The $1,343,964 in net income represents a return on average assets of 1.23% and a return on average shareholder's equity of 12.30%. The improved performance ratios are the result of the previously mentioned growth in earning assets and a 23 basis point improvement in the Bank's net interest margin. Average shareholders' equity to average assets at year-end was 9.98%.

         At December 31, 1995, total assets were $117,577,617 representing an increase of 18.4% versus the same date in 1994. The nonperforming assets to total assets ratio of 0.28% reflects the high quality of the Bank's assets. Net loans charged-off during 1995 were 0.54% of average total loans for the year. The Bank continued to maintain a conservative allowance for possible loan losses of $1,320,000 or 1.70% of total loans at December 31, 1995.

         Total deposits increased by $13,910,185 or 16.3% during the year. Non-interest-bearing demand deposits were 13.4% of total deposits. Interest-bearing deposits and retail repurchase agreements increased by 19.5% to $91,968,795. Shareholders' equity was $11,662,888 and $9,869,877 at December 31,
1995 and 1994, respectively.

         In December the Bank opened a branch in Mount Holly with Phil Davis managing the office. Phil Davis brings a strong banking background to the office to complement his many years of banking service to the Mount Holly community. The Mount Holly branch will operate from a temporary location until the new office is completed around mid-year. We have added some key people in our lending functions which should enable us to soundly grow the loan portfolio and continue delivering a high level of personal service.



         During the first quarter of this year, your Board of Directors realigned the Bank's senior management team to facilitate a gradual future succession plan. The following changes were made:


                                   From                               To

Donald R. Lineberger       President and              Chairman of the Board and
                            Chief Executive Officer    Chief Executive Officer

Plato Pearson, Jr.         Chairman of the Board      Vice Chairman of the Board
                                                       and Chairman of the
                                                       Executive Committee

Robert S. Pearson          Executive Vice President   President
                             and Secretary

Will Weill, III            Senior Vice President       Senior Vice President and
                                                          Secretary

         Nineteen hundred ninety-six will be an exciting year for First Community Bank. We begin the year with good growth in loans and deposits, with an expanded geographic presence and with an exceptional staff of professional bankers. Our expectations are that the economy will remain reasonably good and that interest rates will be essentially stable.

         Your staff of Hometown bankers is committed to delivering quality products and service to our customers and to provide a sound investment for our shareholders.

         We hope that you will be able to join us at the annual Shareholders' Meeting on Tuesday, April 23, 1996. Your continued support is appreciated.


                                            Regards,




         Donald R. Lineberger                                 Robert S. Pearson
         Chairman of the Board and                            President
         Chief Executive Officer







Selected Financial Data

     The following table sets forth certain selected financial data as of, and for, the years ended December 31, 1995, 1994, 1993, 1992 and 1991:

                                                                         December 31,

                                            1995             1994              1993              1992             1991
                                            ----             ----              ----              ----             ----
Interest income                      $      9,178,290        6,872,956         5,635,157         5,310,637        5,227,230
Interest expense                            4,058,909        2,708,591         2,291,041         2,294,522        2,872,287
                                       --------------     ------------      ------------       -----------        ---------
Net interest income                         5,119,381        4,164,365         3,344,116         3,016,115        2,354,943

Provision for loan losses                     576,711          250,835           271,493           200,975          408,515
Other income                                  761,466          609,456           783,307           624,852          487,352
Other expense                               3,418,148        2,995,714         2,389,453         2,138,761        1,811,702
Income taxes                                  542,024          475,401           513,398           419,814          191,820
                                       --------------     ------------      ------------       -----------        ---------

Income before
     extraordinary item                     1,343,964        1,051,871           953,079           881,417          430,258

Extraordinaty item -
     reduction of income taxes
     arising from carry forward of
     prior years' operating losses                  0                0                 0                 0            9,900
                                       --------------     ------------      ------------       -----------        ---------
Net income                           $      1,343,964        1,051,871           953,079           881,417          440,158

Income per average common and common
 equivalent share
         Income before
              extraordinary item     $           1.70             1.38               1.28             1.20              .59
         Net income                  $           1.70             1.38               1.28             1.20              .61
                                       --------------     ------------      ------------       -----------        ---------

                                                                         December 31,

                                            1995             1994              1993             1992             1991
                                            ----             ----              ----             ----             ----

Total assets                         $    117,577,617       99,341,467        88,749,152       76,040,117       63,366,969
Loans, net                                 76,442,621       63,096,849        57,840,699       49,282,451       41,810,836
Investment securities                      27,950,624       28,006,007        20,243,081       16,658,960       14,008,231
Deposits                                   99,247,859       85,337,674        76,343,000       65,938,135       54,898,650
Stockholders' equity                       11,662,888        9,869,877         9,136,462        8,039,117        7,157,700


                                        i




                     Management's Discussion and Analysis of
                  Financial Condition and Results of Operations


LIQUIDITY AND CAPITAL RESOURCES

     First Community Bank (the "Bank") was incorporated under the laws of the State of North Carolina on February 3, 1987 and commenced operations on September 15, 1987. Since that time the Bank has experienced substantial growth in both assets and liabilities. During 1995 total assets increased by 18.36% to $117,577,617. Significantly, the Bank's equity capital increased by 18.17% during the fiscal year ended December 31, 1995.

     Gross loans outstanding at December 31, 1995 were $77,762,621, representing a 21.08% increase for the year. For the same period, total deposits increased by $13,910,185 or 16.30%. Such growth rates are reflective of management's strategy for 1995 of sustaining a relatively stable loan to deposit relationship.

     Liquidity represents the Bank's ability to generate adequate cash to meet its needs on a daily basis. Events which can create cash demands are loan demand, investment opportunities, deposit maturities and cash withdrawals. The Bank maintains adequate liquidity levels to meet such cash demands. Internally generated liquidity is augmented by $3,000,000 in Federal Funds lines of credit with correspondent banks.

     The Bank's investment portfolio decreased by $55,383 in 1995. The investment securities held by the Bank at year-end had a weighted-average maturity of 2.92 years. Additionally, the investment portfolio had a market value above book value of $146,855 at December 31, 1995.

     Total stockholders' equity as a percentage of total assets of 9.92% was essentially unchanged for the year. Comprable percentage growth in retained earnings and total assets were the primary factors contributing the consistent leverage ratios for 1995 and 1994. In absolute terms, total stockholders' equity increased by $1,793,011.

     The Bank's equity capital exceeds the required regulatory minimum and provides a solid base upon which the Bank can continue its orderly growth. Management feels that internally generated capital will continue to be provided through earnings and anticipated stock option exercises in 1996.



RESULTS OF OPERATIONS

Comparison of Year-Ended December 31, 1995 to December 31, 1994.

     Net income for the year-ended December 31, 1995 was $1,343,964 ($1.70 per share) versus $1,051,871 ($1.38 per share) for 1994. This improvement can be attributed, in part, to the Bank's improved net interest income.

     Net interest income, the most important element of a bank's earnings, is the amount by which interest received from earning assets (primarily loans and investment securities) exceeds the interest paid on interest-bearing liabilities (primarily deposits). Net interest income for 1995 was positively

                                   ii



affected by growth in earning assets and by a generally improving net interest margin. Net interest income increased by 22.93% in 1995 to $5,119,381.

     Interest income increased by $2,305,334 or 33.54% in 1995. Interest income for 1995 and 1994 was $9,178,290 and $6,872,956 respectively. Such improvement is attributed to growth in loans and an increasing yield on earning assets. Interest and fees earned on loans was $7,200,599 and $5,314,598 which represents 78.49% and 77.33% of total interest income for the years 1995 and 1994, respectively.

     Interest expense increased from $2,708,591 in 1994 to $4,058,909 in 1995, or 49.85%. Such increase reflects the growth in deposits and securities sold under agreements to repurchase and an increase in the overall cost of funds.

     The allowance for loan losses was 1.70% and 1.75% of total loans outstanding at December 31, 1995 and 1994, respectively. The provision for loan losses charged to expense was $576,711 in 1995 and $250,835 in 1994.

     Other operating income of $761,466 for fiscal 1995 represents an increase of 25.00% versus 1994. The increase is the result of increased fees from mortgage agency activities and higher collections of deposit account service charges. Other components of other operating income are annual fees on credit cards, safe-deposit box rental fees.

     Other operating expenses were $3,418,148 in 1995 versus $2,995,714 in 1994, an increase of 14.11%. Such increase is primarily attributable to increased personnel and occupancy expenses. Significantly, FDIC insurance premiums were $130,436 less in 1995 than in 1994 due to rate declines.

Comparison of Year-Ended December 31, 1994 to December 31, 1993.

     Net income was $1,051,871  ($1.38 per share) in 1994 versus $953,079 ($1.28 per share) in 1993. Overall growth contributed significantly to the improved earnings as the Bank's capital base was more fully leveraged with the acquisition of deposits and origination of loans.

     Net interest income was $4,164,365 and $3,344,116 for the years ended December 31, 1994 and 1993, respectively. This 24.53% increase in net interest income is the result of a 9.09% increase in loans and an 38.35% increase in investment securities.

     Interest   income  was   $6,872,956   and  $5,635,157  in  1994  and  1993,
respectively. This 21.97% increase is primarily the result of the earning asset growth. Interest and fees earned on loans in 1994 were $5,314,598, representing an increase of 17.57% over 1993.

     Interest expense increased from $2,291,041 in 1993 to $2,708,591 in 1994 or 18.23%. Such increase in interest expense is attributable to a $16,215,842 increase in total deposits and repurchase agreements.

     At December 31, 1994 the allowance for loan losses was $1,125,000 versus $1,005,000 at year-end of 1993. These levels represent 1.75% and 1.71% of total loans outstanding at December 31, 1994 and 1993, respectively.

                                        iii



     Other operating income decreased by 22.23% during 1994 to $609,456. Fees associated with the number of deposit accounts and fees generated by mortgage loan department operations represent the majority of the other operating income.

     Other operating expenses increased from $2,389,453 in 1993 to $2,995,447 in 1994. Increases in personnel costs and general administrative expenses accounted for the majority of the increase.



EFFECTS OF INFLATION, CHANGING PRICES AND ACCOUNTING MATTERS

     A commercial bank has an asset and liability structure that is distinctly different than that of a company with substantial investment in plant and inventory because the major portion of its assets and liabilities is monetary in nature. As a result, a bank's performance may be significantly influenced by changes in interest rates. Although the banking industry is more affected by changes in interest rates than by inflation in the prices of goods and services, inflation is a factor which may influence interest rates. Although interest rate fluctuations do not necessarily coincide with changes in the general inflation rate, interest rates do tend to increase more during times of high inflation.

     See Notes to Financial Statements for discussion of effects of the adoption of certain accounting standards.

                                   iv





                                      FIRST
                                    COMMUNITY
                               Your Hometown Bank



                              Financial Statements





                                   THIS PAGE
                                   LEFT BLANK
                                  INTENTIONALLY








                          Independent Auditors' Report


The Board of Directors
First Community Bank:

We have audited the accompanying balance sheets of First Community Bank as of December 31, 1995 and 1994, and the related statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Community Bank at December 31, 1995 and 1994, and the results of its operations and cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.

As discussed in note 2(b) to the financial statements, First Community adopted the provisions of Statement of Financial Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," on January 1, 1994.


                                                           KPMG Peat Marwick LLP



February 16, 1996



Balance Sheets
December 31, 1995 and 1994


                                                                                     1995               1994
                                                                                     ----               ----
                                  Assets
Cash and due from banks                                                        $     3,724,672          2,943,596
Federal funds sold                                                                   5,025,000          1,175,000
Securities available for sale (cost basis of $14,168,264 in 1995 and
     $16,050,417 in 1994) (note 3)                                                  14,088,369         15,139,370
Investment securities (market value of $14,089,005 in 1995 and $12,678,780
     in 1994) (note 4)                                                              13,862,255         12,866,637
Loans (note 5)                                                                      77,762,621         64,221,849
Less allowance for loan losses (note 5)                                              1,320,000          1,125,000
                                                                                 --------------     --------------

         Loans, net                                                                 76,442,621         63,096,849
                                                                                 --------------     --------------

Premises and equipment, net (note 6)                                                 2,425,620          2,227,864
Other assets                                                                         2,009,080          1,892,151
                                                                                 --------------     --------------

                                                                               $   117,577,617         99,341,467
                                                                                 ==============     ==============

                   Liabilities and Stockholders' Equity
Deposits (note 7):
                                                                               $    13,301,182         12,129,158
     Noninterest-bearing
     Interest-bearing                                                               85,946,677         73,208,516
                                                                                 --------------     --------------

                  Total deposits                                                    99,247,859         85,337,674
                                                                                 --------------     --------------

Retail repurchase agreements (note 8)                                                6,022,117          3,716,461
Other liabilities                                                                      644,753            417,455
                                                                                 --------------     --------------

         Total liabilities                                                         105,914,729         89,471,590
                                                                                 --------------     --------------


Stockholders' equity (note 10):
Common  stock  $4.17  par  value;   authorized  2,400,000  shares;   issued  and
     outstanding 769,293 shares in 1995 and 760,893 shares in 1994
                                                                                     3,205,389          3,170,389
Additional paid-in capital                                                           4,185,793          4,126,329
Unrealized loss on securities available for sale                                      (49,534)          (564,849)
Retained earnings                                                                    4,321,240          3,138,008
                                                                                 --------------     --------------

         Total stockholders' equity                                                 11,662,888          9,869,877

Commitments (notes 5 and 12)
                                                                                 --------------     --------------
                                                                               $   117,577,617         99,341,467
                                                                                 ==============     ==============

See accompanying notes to financial statements.





Statements of Income
 For the years ended December 31, 1995, 1994, and 1993

                                                                                       1995              1994               1993
                                                                              ----              ----               ----
Interest income:
     Loans                                                             $     7,200,599          5,314,598          4,520,443
     Federal funds sold                                                        274,340             70,791            125,961
     Securities:
           U. S. Government obligations                                        255,753            362,424            238,821
           U. S. Government agency obligations                               1,268,289            921,907            613,652
           Corporate debentures                                                 42,958             42,921             42,911
           State, county, and municipal obligations                            136,351            160,315             93,369
                                                                         -------------      -------------      -------------
                   Total interest income                                     9,178,290          6,872,956          5,635,157
                                                                         -------------      -------------      -------------

Interest expense:
     Deposits (note 7):
           Time, $100,000 or more                                              329,834            332,157            303,580
           Other deposits                                                    3,474,260          2,241,029          1,929,381
                                                                         -------------      -------------      -------------

                                                                             3,804,094          2,573,186          2,232,961
     Federal funds purchased                                                     2,935              5,426               --
     Retail repurchase agreements                                              251,880            129,979             58,080
                                                                         -------------      -------------      -------------
                   Total interest expense                                    4,058,909          2,708,591          2,291,041
                                                                         -------------      -------------      -------------
                   Net interest income                                       5,119,381          4,164,365          3,344,116

Provision for loan losses (note 5)                                             576,711            250,835            271,493
                                                                         -------------      -------------      -------------
                   Net interest income after
                   provision for loan losses                                 4,542,670          3,913,530          3,072,623
                                                                         -------------      -------------      -------------

Other operating income:                                                        571,557            527,434            451,734
     Service charges, fees, and commissions
     Loss on sale of securities available for sale                            --                 (123,947)          --
     Gain (loss) on sale of investment securities                             --                 --                     (625)
     Mortgage banking income                                                   189,909            146,684            279,211
     Other                                                                    --                   59,285             52,987
                                                                         -------------      -------------      -------------

                  Total other operating income                                 761,466            609,456            783,307
                                                                         -------------      -------------      -------------

Other operating expenses:
     Salaries and employee benefits                                          2,049,962          1,760,486          1,446,122
     Occupancy                                                                 221,646            196,049            146,014
     FDIC insurance premium                                                     69,902            200,338            146,428
     Other (note 11)                                                         1,076,638            838,841            650,889
                                                                         -------------      -------------      -------------
                   Total other operating expenses                            3,418,148          2,995,714          2,389,453
                                                                         -------------      -------------      -------------
                   Income before income taxes                                1,885,988          1,527,272          1,466,477
Income tax expense (note 9)                                                    542,024            475,401            513,398
                                                                         -------------      -------------      -------------
                   Net income                                          $     1,343,964          1,051,871            953,079
                                                                         ===============    ==============     ==============
                                                                                                          (Continued)

                                                  2



Statements of Income, Continued
For the years ended December 31, 1995, 1994, and 1993



                                                                            1995        1994        1993
                                                                            ----        ----        ----
  Earnings per share data: (note 2)
     Primary income per share data                                       $    1.73         1.38        1.28
                                                                         =========      =======     =======
     Average common and common equivalent shares                           774,741      764,283     741,903
                                                                         =========      =======     =======
     Income per share data assuming full dilution                        $    1.70         1.38        1.28
                                                                         =========       ======      ======
     Average common and common equivalent shares                           788,590      764,675     745,008
                                                                         =========      =======     =======






See accompanying notes to financial statements.

Statements of Changes in Stockholders' Equity
For the years ended December 31, 1995, 1994, and 1993

                                                                                       Unrealized
                                                                                       Gain (Loss)
                                                                                           on
                                                      Additional                        Securities
                                       Common          Paid-in          Retained        Available       Stockholders'
                                        Stock          Capital          Earnings         for Sale           Equity
                                       -------        -----------       ----------      -----------      ------------
Balance at
   December 31, 1992               $    2,931,535        3,752,561       1,355,021         --                8,039,117

Net income for 1993                       --              --               953,079         --                  953,079
Cash dividends declared
   ($ .13 per share)                      --              --               (93,189)         --                 (93,189)
Common stock issued for stock
   options exercised                      107,917          129,538          --             --                  237,455
                                     -------------  ---------------   -------------   -------------   -----------------
Balance at
   December 31, 1993                    3,039,452        3,882,099       2,214,911         --                9,136,462

Effect of change in accounting
   principle                              --              --               --              157,900             157,900

Net income for 1994                       --              --             1,051,871         --                1,051,871
Cash dividends declared
  ( $ .17 per share)                      --              --              (128,774)         --                (128,774)
Common stock issued for stock
   options exercised                      130,937          244,230         --              --                  375,167
Change in unrealized gain
   (loss) on securities
   available for sale                     --              --               --             (722,749)           (722,749)
                                     -------------  ---------------   -------------   -------------   -----------------
Balance at
   December 31, 1994                    3,170,389        4,126,329       3,138,008       (564,849)           9,869,877
Net income for 1995                       --              --             1,343,964         --                1,343,964
Cash dividends declared
  ( $ .21 per share)                      --              --             (160,732)         --                (160,732)
Common stock issued for stock
   options exercised                       35,000           59,464         --              --                   94,464
Change in unrealized gain
   (loss) on securities
   available for sale                     --              --               --              515,315             515,315
                                     -------------  ---------------   -------------   -------------   -----------------
Balance at
   December 31, 1995               $    3,205,389        4,185,793       4,321,240        (49,534)          11,662,888
                                     =============  ===============   =============   =============   ================

See accompanying notes to financial statements.





Statements of Cash Flows
For the years ended December 31, 1995, 1994, and 1993

                                                                           1995               1994               1993
                                                                           ----               ----               ----
Cash flows from operating activities:
      Net income                                                    $     1,343,964          1,051,871            953,079
      Adjustments to reconcile net income to net cash provided
         by operating activities:
           Depreciation                                                     203,953            179,486            129,553
           Provision for loan losses                                        576,711            250,835            271,493
           (Accretion) amortization, net                                    (51,423)            41,343            (35,805)
           Deferred income tax benefit                                     (142,481)           (78,000)          (102,900)
           Loss on sale of securities available for sale                   --                  123,947           --
           Loss on sale of investment securities                           --                 --                      625
           Gain on sale of loans                                           --                 --                  (52,987)
           Loss (gain) on sale of other assets                                2,491             (6,298)          --
           Increase in other assets                                        (375,286)          (528,799)          (186,068)
           Increase (decrease) in other liabilities                         219,185             51,870            (58,999)
                                                                      --------------       -----------        -----------
               Net cash provided by operating activities                  1,777,114          1,086,255            917,991
                                                                      --------------       -----------        -----------
 Cash flows from investing activities:
      Proceeds from maturities of securities
         available for sale                                               3,875,917          6,313,344           --
      Proceeds from sale of securities available
         for sale                                                          --                4,794,011           --
      Purchases of securities available for sale                         (1,973,869)        (7,067,213)          --
      Proceeds from maturities of investment
         securities                                                       7,030,910           --                6,998,430
      Proceeds from sale of investment
         securities                                                        --                 --                1,999,375
      Purchases of investment securities                                 (7,995,000)       (12,879,405)       (12,546,746)
      Origination of loans, net of principal collected                  (13,922,483)        (5,724,254)       (11,496,095)
      Proceeds from sale of loans                                          --                 --                2,719,341
      Purchase of premises and equipment                                   (407,988)          (927,653)          (162,876)
      Proceeds from the sale of premises and equipment                        6,279            226,426           --
      Proceeds from sale of other assets                                     82,510            176,011           --
                                                                      --------------       -----------        -----------
                 Net cash used by investing activities                $ (13,303,724)       (15,088,733)       (12,488,571)
                                                                       --------------       -----------        -----------



                                                                                                        (Continued)


For the years ended December 31, 1995, 1994 and 1993


                                                                    1995               1994               1993
                                                                    ----               ----               ----
Cash flows from financing activities:

      Net increase in demand deposits and savings accounts
                                                             $      4,117,059          5,950,468          6,154,630
      Proceeds from sales of certificates of deposit, net
         of maturities                                              9,793,126          3,044,206          4,250,235
      Net increase in retail repurchase agreements                  2,305,656            803,491          1,339,546
      Cash dividends paid                                            (152,619)          (119,909)           (64,011)
      Proceeds from sale of common stock                               94,464            375,167            237,455
                                                                   ----------         ----------         ----------

           Net cash provided by financing activities               16,157,686         10,053,423         11,917,855
                                                                   ----------         ----------         ----------

Increase (decrease) in cash and cash equivalents                    4,631,076         (3,949,055)           347,275

Cash and cash equivalents at beginning of year                      4,118,596          8,067,651          7,720,376
                                                                   ----------         ----------         ----------

Cash and cash equivalents at end of year                     $      8,749,672          4,118,596          8,067,651
                                                                   ==========         ==========         ==========

Supplemental disclosure of cash flow information:

      Cash paid during the year for interest                 $      3,906,486          2,674,560          2,241,336
                                                                   ==========         ==========         ==========
      Cash paid during the year for taxes                    $        679,500            445,500            886,574
                                                                   ==========         ==========         ==========

Supplemental disclosure of non-cash transactions:

      Investment securities transferred to available-
         -for-sale                                           $       --               20,243,081           --
                                                               ===============   ===============     ===============
      Unrealized gain (loss) in value of securities
         available for sale (net of tax effect of
         $315,837 and $346,198)                              $        515,315          (564,849)           --
                                                               ===============    ===============    ===============

Loans transferred to other real estate                       $       --                  217,269           --
                                                               ===============    ===============    ===============


See accompanying notes to financial statements.

Notes to Financial Statements
December 31, 1995, 1994, and 1993

(1)      Organization

         First Community Bank (the Bank) was incorporated on February 3, 1987, and began banking operations on September 15, 1987. The Bank is engaged in general commercial banking in Gaston County, North Carolina, and operates under the banking laws of North Carolina and the Rules and Regulations of the Federal Deposit Insurance Corporation. The Bank's primary business location is in Gastonia, North Carolina.

(2)      Summary of Significant Accounting Policies

         The following is a description of the significant accounting and reporting policies the Bank follows in preparing and presenting its financial statements.

         (a)      Basis of Presentation

                  The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements, as well as the amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

                  In certain instances, amounts previously reported in 1994 financial statements have been reclassified to present them in the format selected for 1995. Such reclassifications have no effect on the net income or retained earnings as previously reported.

         (b)      Securities

                  In May 1993, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities." SFAS No. 115 addresses the accounting and reporting for investments in equity securities that have readily determinable fair values and all investments in debt securities. These investments are to be classified into three categories as follows:

                  (bullet) investment securities - held-to-maturity  reported at amortized cost,

                  (bullet) trading  securities - reported  at  fair  value  with unrealized gains and losses included in earnings, or;

                  (bullet) securities  available-for-sale  -  reported  at  fair value with unrealized gains and losses reported as a separate component of stockholders' equity (net of tax effect).

                                                                     (Continued)

                  The Bank adopted the provisions of SFAS No. 115 on January 1, 1994, with a substantial portion of the investment securities portfolio classified as securities available-for-sale. At December 31, 1995, the Bank has available-for-sale securities with an unrealized loss of $79,895. The Bank intends to hold these securities for an indefinite period of time but may sell them prior to maturity. All other securities have been classified as held-to-maturity securities because management has determined that the Bank has the intent and the ability to hold all such securities until maturity.

                  Gains and losses on sales of securities are recognized when realized on a specific identification basis. Premiums and discounts are amortized into interest income using a level yield method.

          (c)     Loans

                  Loans are carried at their principal amount outstanding. Interest income is recorded as earned on an accrual basis.

                  The Bank uses the allowance method in providing for possible loan losses. The provision for loan losses is based upon management's estimate of the amount needed to maintain the allowance for loan losses at an adequate level to cover known and inherent risk of loss in the loan portfolio. In determining the provision amount, management gives consideration to current and anticipated economic conditions, the growth and composition of the loan portfolio, the relationship of the allowance for loan losses to outstanding loans, etc. Management believes that the allowance for loan losses is adequate. While management uses the best information available to make evaluations, future adjustments may be necessary if economic and other conditions differ substantially from the assumptions used.

                  In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on their judgments of information available to them at the time of their examination.

                  In May 1993, the FASB issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan." SFAS No. 114 prescribes the recognition criterion for loan impairment and the measurement methods for certain impaired loans and loans whose terms are modified in troubled debt restructurings. When a loan is impaired, a creditor must measure impairment based on
                  (1) the present value of the impaired loan's expected future cash flows discounted at the loan's original effective interest rate, (2) the observable market price of the impaired loan, or (3) the fair value of the collateral for a collateral-dependent loan. Any measurement losses are to be recognized through additions to the allowance for loan losses. SFAS No. 114 is effective for fiscal years beginning after December 15, 1994, with the initial adoption required to be reflected prospectively. The FASB also has issued SFAS No. 118, "Accounting by Creditors


                                                                     (Continued)
                  for Impairment of a Loan - Income Recognition and Disclosures," that amends SFAS No. 114 to allow a creditor to use existing methods for recognizing interest income on an impaired loan and by requiring additional disclosure about how a creditor recognizes interest income related to impaired loans. This SFAS is to be implemented concurrently with SFAS No. 114.

                  Effective January 1, 1995, the Bank adopted SFAS No. 114 and 118. The Bank previously measured loan impairment in a manner generally comparable to the methods prescribed in SFAS No. 114. Accordingly, no additional provisions for loan losses were required as a result of adoption of SFAS No. 114.

                  Management considers loans to be impaired when based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to contractual terms of the loan agreement. Factors that influence management's judgments include, but are not limited to, loan payment pattern, source of repayment, and value of collateral. A loan would not be considered impaired if an insignificant delay in loan payment occurs and management expects to collect all amounts due. The major sources for identification of loans to be evaluated for impairment include past due and nonaccrual reports, internally generated lists of certain risk grades, and regulatory reports of examination. Impaired loans are measured using either the discounted expected cash flow method or the value of collateral method. When the ultimate collectibility of an impaired loan's principal is in doubt, wholly or partially, all cash receipts are applied to principal.

         (d)      Premises and Equipment

                  Premises and equipment are stated at cost less accumulated depreciation. Depreciation is provided over the estimated useful lives of the respective assets on the straight-line basis. Expenditures for major renewals and betterments are capitalized and those for maintenance and repairs are charged to operating expenses as incurred.

         (e)      Income Taxes

                  The Bank computes its income taxes in accordance with the provisions of SFAS No. 109. Under SFAS No. 109, deferred tax liabilities are recognized on all taxable temporary differences (reversing differences where tax deductions initially exceed financial statement expense, or income is reported for financial statement purposes prior to being reported for tax purposes). In addition, deferred tax assets are recognized on all deductible temporary differences (reversing differences where financial statement expense initially exceeds tax deductions, or income is reported for tax purposes prior to being reported for financial statement purposes). Valuation allowances are established to reduce deferred tax assets if it is determined to be "more likely than not" that all or some portion of the potential deferred tax assets will not be realized. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a

                                                                     (Continued)
                  change in tax rates is recognized in income in the period that includes the enactment date.

         (f)      Cash and Cash Equivalents

                  Cash and cash equivalents include cash and due from banks in addition to federal funds sold.

         (g)      Income Per Share

                                    Primary  income  per  share and  income  per
                  share assuming full dilution are computed based on the weighted average number of shares outstanding including common equivalent shares applicable to outstanding stock options.

         (h)      Other Accounting Changes

                  The FASB also has issued SFAS No.122, "Accounting for Mortgage Servicing Rights," which requires that a mortgage banking enterprise recognize as separate assets the rights to service mortgage loans for others, however those servicing rights are acquired. A mortgage banking enterprise that acquires mortgage servicing rights through either the purchase or origination of mortgage loans and sells or securitizes those loans with servicing rights retained should allocate the total cost of the mortgage loans to the mortgage servicing rights and the loans, (without the mortgage servicing rights) based on their relative fair values if it is practicable to estimate those fair values. If it is not practicable to estimate the fair values of the mortgage servicing rights and the mortgage loans (without the mortgage servicing rights), the entire cost of purchasing or originating the loans should be allocated only to the mortgage loans without the mortgage servicing rights. Additionally, this Standard requires that a mortgage banking enterprise periodically assess its capitalized mortgage servicing rights for impairment based on the fair value of those rights. This statement is effective for years beginning after December 15, 1995. Management has not determined the impact that adoption of SFAS No. 122 will have on the financial statements.

                  The FASB has also issued Standard No. 123, "Accounting for Stock-Based Compensation," which requires that the fair value of employee stock-based compensation plans be recorded as a component of compensation expense in the statement of income as of the date of grant of awards related to such plans or that the impact of such fair value on net income and earnings per share be disclosed on a pro forma basis in a footnote to financial statements for awards granted after December 15, 1994, if the accounting for such awards continues to be in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25). The bank will continue such accounting under the provisions of APB 25. This Standard is required for fiscal years beginning after December 15, 1995.

                                                                     (Continued)
Notes to Financial Statements, Continued

(3)      Securities Available for Sale

         A summary of the amortized cost and carrying value of securities available for sale by maturity distribution at December 31, 1995 and 1994 follows:


                                                                            Gross             Gross
                                                         Amortized        Unrealized       Unrealized       Carrying
          December 31, 1995                                 Cost            Gains            Losses           Value
          -----------------                                 ----            -----            ------           -----
          U. S. Government obligations:
                After one but within five years      $      2,984,533         22,968          11,871         2,995,630
                                                       ---------------     ----------     ------------    ------------
          U. S. Government agency obligations:
                Within one year                             1,978,408          1,293           1,434         1,978,267
                After one but within five years             5,686,766         10,415          99,983         5,597,198
                                                       ---------------     ----------     ------------    ------------

                                                            7,665,174         11,708         101,417         7,575,465
          State, County, and Municipal
          Obligations:
                Within one year                               250,299            126           --              250,425
                After one but within five years             2,223,880          1,643          13,311         2,212,212
                After five but within ten years               544,791          1,769           4,370           542,190
                                                       ---------------     ----------     ------------    ------------
                                                            3,018,970          3,538          17,681         3,004,827
          Corporate debentures:
                Within one year                               499,587         12,860           --              512,447
                                                       ---------------     ----------     ------------    ------------
          Total securities available for sale        $     14,168,264         51,074         130,969        14,088,369
                                                       ===============     ==========     ============    ============











                                                                     (Continued)
                                             11



Notes to Financial Statements, Continued

                                                                             Gross           Gross
                                                         Amortized        Unrealized       Unrealized      Carrying
          December 31, 1994                                 Cost             Gains           Losses          Value
          -----------------                                 ----            -----            ------           -----
          U. S. Government obligations:
                Within one year                      $        999,588          --              7,870           991,718
                After one but within five years             2,980,251          --            226,032         2,754,219
                                                       ---------------     ----------     ------------    ------------
                                                            3,979,839          --            233,902         3,745,937
          U. S. Government Agency obligations:
                Within one year                             1,500,000           --            10,470         1,489,530
                After one but within five years             5,680,232           --           427,155         5,253,077
                After five but within ten years             1,003,153          --             81,903           921,250
                                                       ---------------     ----------     ------------    ------------
                                                            8,183,385           --           519,528         7,663,857
          State, County, and
          Municipal Obligations:
                Within one year                               351,957           --               137           351,820
                After one but within five years             2,064,207           --            86,183         1,978,024
                After five but within ten years               971,900          --             75,617           896,283
                                                       ---------------     ----------     ------------    ------------
                                                            3,388,064           --           161,937         3,226,127

          Corporate debentures:
                After one but within five years               499,129           4,320          --              503,449
                                                       ---------------     ----------     ------------    ------------

          Total securities available for sale        $     16,050,417           4,320        915,367        15,139,370
                                                       ===============     ==========     ============    ============



There were no sales of securities available for sale in 1995. Gross losses of $123,947 were realized on sales of securities available for sale in 1994.

At December 31, 1995, the Bank had pledged securities available for sale with a par value of $5,500,000 to secure retail repurchase agreements.









                                                                     (Continued)

                                        12





Notes to Financial Statements, Continued


(4)      Investment Securities

         A summary of the carrying value and quoted market value of investment securities by maturity distribution at December 31, 1995 and 1994 follows:

                                                                           Gross          Gross          Estimated
                                                      Amortized         Unrealized      Unrealized        Market
         December 31, 1995                               Cost              Gains          Losses           Value
         -----------------                               ----              -----          ------           -----
         U. S. Government obligations:
               After one but within
               five years                            $   1,995,882           20,368         --             2,016,250

         U. S. Government agency obligations:
               Within one year                           3,000,000            3,750         --             3,003,750
               After one but within five years           7,542,056          211,619         23,045         7,730,630
               After ten years                           1,000,000            8,020         --             1,008,020
                                                     --------------      -----------     -----------    -------------
                                                        11,542,056          223,389         23,045        11,742,400
         State, County, and Municipal
         Obligations:
               After one but within five years             174,664            2,961         --               177,625
               After five but within ten years             149,653            3,077         --               152,730
                                                     --------------      -----------     -----------    -------------
                                                           324,317            6,038         --               330,355
                                                     --------------      -----------     -----------    -------------

         Total investment securities               $    13,862,255          249,795         23,045        14,089,005
                                                     =============       ===========     ===========    =============











                                                                     (Continued)

                                             13




Notes to Financial Statements, Continued


                                                                           Gross          Gross        Estimated
                                                        Amortized       Unrealized      Unrealized       Market
         December 31, 1994                                Cost             Gains          Losses         Value
         -----------------                                ----             -----          ------         -----
         U. S. Government obligations:
               After five but within ten years       $      1,016,671         --            11,671        1,005,000

         U. S. Government agency obligations:
               Within one year                              1,000,000         --             3,125          996,875
               After one but within five years              6,525,778         --            92,637        6,433,141
               After five but within ten years              1,000,000         --             1,563          998,437
               After ten years                              3,000,000         --            63,200        2,936,800
                                                       ---------------    -----------   -----------   -------------
                                                           11,525,778         --           160,525       11,365,253
         State, County, and
         Municipal obligations:
               After five but within ten years                324,188         --            15,661          308,527
                                                       ---------------    -----------   -----------   -------------
         Total investment securities                 $     12,866,637         --           187,857       12,678,780
                                                       ===============    ===========   ===========   =============

There were no sales of investment securities in 1995 or in 1994.

At December 31, 1995 the Bank had pledged investment securities with a par value of $3,100,000 to secure certain demand deposit accounts.


















                                                                     (Continued)

                                        14



Notes to Financial Statements, Continued

(5)      Loans and Allowance for Loan Losses

         Loans at December 31, 1995 and 1994, are summarized as follows:


                                                                             1995                1994
                                                                             ----                ----
                Real Estate
                      Construction                                        $  6,659,509      3,295,080
                      Single Family Residential                             20,528,888           18,078,263
                      Commercial                                            22,961,140           19,594,988
                                                                            ----------           ----------
                           Total Real Estate                                50,149,537           40,968,331
                Commercial & Other                                          20,055,185           17,197,123
                Installment                                                  6,891,756            5,414,329
                Credit Cards                                                   666,143              642,066
                                                                             ---------           ----------

                                                                          $ 77,762,621           64,221,849
                                                                            ==========           ==========


         The allowance for loan losses for 1995, 1994 and 1993, is summarized as follows:

                                                          1995                1994                1993
                                                          ----                ----                ----
               Balance at beginning of period            $1,125,000           1,005,000             875,000
               Provision charged to operations              576,711             250,835             271,493
               Loan charge-offs                            (386,870)           (133,545)           (143,897)
               Loan recoveries                                5,159               2,710               2,404
                                                     ---------------        -------------        -----------
               Balance at end of period                  $1,320,000           1,125,000           1,005,000
                                                     ===============        =============        ===========

         At December 31, 1995, the recorded investment in loans that were considered to be impaired under Statement 114 was $679,603, of which $320,144 were on nonaccrual. The related allowance for loan losses on these loans was approximately $41,000. For the twelve months ended December 31, 1995, the Corporation recognized $912 interest income on impaired loans.

         At December 31, 1995 and 1994, the Bank had loans outstanding to officers, directors, and their related interests of $3,424,384 and $1,265,584, respectively. During 1995, directors, officers, and their related interests borrowed $2,304,709 and repaid $145,909. Such loans are made substantially on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other borrowers. In the opinion of management, such loans do not involve more than the normal risks of collectibility.

         In the normal course of business there are outstanding commitments for the extension of credit which are not reflected in the financial statements. At December 31, 1995, preapproved but unused lines of credit for loans totaled $22,113,533, and standby letters of credit aggregated $948,714. These commitments represent no more than the normal lending risk that the Bank

                                                                     (Continued)
                                             15



        Notes to Financial Statements, Continued

         commits to its borrowers. If these commitments are drawn, the Bank will obtain collateral if it is deemed necessary based on management's credit evaluation of the counter party. Management believes that these commitments can be funded through normal operations.

         The Bank grants primarily commercial, real estate mortgage, and installment loans to customers throughout its market area, which consists, primarily, of Gaston County. The real estste portfolio can be affected by the condition of the local real estate market. The commercial and installment loan portfolio can be affected by local economic conditions.

         Mortgage banking income represents income received for the origination of loans on behalf of correspondent lenders.

         At December 31, 1995, the Bank had commitments to sell approximately $323,960 in mortgage loans. The assets are classified in loans and are carried at cost which approximates fair value.

(6)      Premises and Equipment

         Premises and equipment at December 31, 1995 and 1994, are summarized as follows:

                                                        1995           1994
                                                        ----           ----

               Land                             $         587,639       425,154
               Building                                 1,707,219     1,651,920
               Furniture and equipment                  1,148,733     1,049,581
               Construction in Process                     79,298         4,645
                                                   ---------------  ------------
                                                        3,522,889     3,131,300
               Less accumulated depreciation            1,097,269       903,436

                                                   ---------------  ------------
               Premises and equipment, net      $       2,425,620     2,227,864
                                                   ===============  ============

(7)      Deposits


         A comparative summary of deposit accounts follows:

                                                        December 31,
                                                    1995          1994
               Demand:
                    Noninterest-bearing     $       13,301,182   12,129,158
                    Interest-bearing                21,268,022   19,999,388
               Savings                              22,866,497   21,190,096
               Time, $100,000 or more                6,382,285    4,884,437
               Other time                           35,429,873   27,134,595
                                               --------------- ------------
                                            $       99,247,859   85,337,674
                                               =============== ============


                                                                (Continued)

                                      16



Notes to Financial Statements, Continued

(8)      Retail Repurchase Agreements

         Retail repurchase agreements mature daily and have weighted average interest rates of 4.65% and 3.67% at December 31, 1995 and 1994, respectively.


(9)      Income Taxes

         As discussed in the summary of Significant Accounting Policies, the Bank adopted SFAS No. 109 as of January 1, 1993. The cumulative effect of adoption of SFAS No. 109 was considered immaterial and is included in income tax expense as presented.

         Income tax expense of the Bank was different than the amount computed by applying the statutory federal income tax rate to income before income taxes because of the following:


                                                1995                          1994                   1993
                                                ----                          ----                   ----
                                        Amount       Percentage       Amount       Percentage      Amount       Percentage
                                        ------       ----------       ------       ----------      ------       ----------
         Income tax expense at
           federal rate                   641,236       34.0%          519,272           34.0%       498,602          34.0%
         Low income housing
           federal tax credit             (92,344)       (4.9)          (7,773)            (.5)       --             --
         Tax-exempt interest              (41,576)       (2.2)         (48,800)           (3.2)      (27,296)          (1.9)
         State income taxes, net of        16,039          .9
           Federal benefit                                               6,300             .4         34,788           2.4
         Other                             18,669        1.0             6,402             .4          7,304            .5
                                      ------------    --------     -----------  --------------- ------------ ---------------
                                          542,024      28.8%           475,401           31.1%       513,398          35.0%
                                      ============ ===============  ===========  =============== ============ ===============


Income tax expense (benefit) for 1995, 1994 and 1993 is as follows:

                            1995              1994             1993
                           -----            ------           ------
         Current     $        684,505          543,084          616,298
         Deferred            (142,481)         (67,683)        (102,900)
                       ---------------   --------------   --------------
                     $        542,024          475,401          513,398
                       ===============   ==============   ==============

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1995 and 1994 are presented below:
                                                   1995            1994
                                                   ----            ----
   Deferred tax assets:
      Allowance for loan losses              $    428,210         383,030
      Unrealized loss on available for sale
        securities                                 30,360         346,198
      Partnership investment                        5,070            --
      Deferred compensation                        16,014            --
          Other                                    36,199           --
                                                  -------         -------
       Total gross deferred tax assets            515,853         729,228
                                                  -------         -------
       Less valuation allowance                     --              --
                                                  -------         -------
       Net deferred tax assets               $    515,853         729,228
                                                  -------         -------

                                                                  (Continued)

                                        17




Notes to Financial Statements, Continued

                                                        1995           1994
                                                        ----           ----
         Deferred tax liabilities:
             Fixed assets                          $   (52,230)        (48,631)
              Change in accounting method from
                 cash to accrual                       (34,030)        (68,149)
                 Other                                     (69)         (9,567)
                                                       --------       --------
              Total gross deferred tax liabilities     (86,329)       (126,347)
                                                      ---------      ---------
              Net deferred tax assets              $   429,524         602,881
                                                      =========      =========

         A portion of the change in the net deferred tax asset relates to unrealized gain (loss) on securities available-for-sale. The related current period deferred taxes of $315,838 has been recorded directly to stockholders' equity. The balance of the change in the deferred tax asset results from the current period deferred tax benefit of $142,481.

         There was no valuation allowance as of January 1, 1995 and no net change in the allowance during 1995. It is management's opinion that realization of the net deferred tax asset is more likely than not, based upon the Bank's history of taxable income and estimates of future taxable income.

(10)     Common Stock

         The Bank has two stock option plans (the Plans), the First Community Bank Stock Option Plan (Stock Plan) and the First Community Bank Omnibus Stock Option Plan (Omnibus Plan). No additional options can be granted under the Stock Plan. Under the Omnibus Plan, options are periodically granted to members of the Board of Directors at a price equal to 85% of the fair market value of the shares at the date of grant. Although the option agreements vary, generally, the options become exercisable from one year to three years of continuous employment or service to the Bank from the date of grant. The options expire seven years from the date of the grant. At December 31, 1995, the Bank has 16,500 shares of common stock available for future grants and of the 105,200 outstanding options, 49,700 are currently exercisable. The following is a summary of option activity for the year ended December 31, 1995:


                                               Shares
                                             subject to         Average
                                            outstanding          price
                                              options          per share

         Balance at December 31, 1994          35,700             $ 11.75
         Options granted                       78,500               15.26
         Options exercised                      8,400               11.25
         Options forfeited                        600               12.29
                                              -------             -------
         Balance at December 31, 1995         105,200             $ 14.42
                                              =======             =======

                                                                (Continued)

                                        18



Notes to Financial Statements, Continued

         The Bank is required to maintain minimum amounts of capital to adjusted total assets, as defined by the banking regulators. At December 31, 1995 the Bank exceeded its required minimum capital ratio of 8.0%.

(11)     Other Expenses

         A summary of other expenses follow:
                                               Year Ended December 31,
                                             1995        1994        1993
              Equipment                $    193,535      140,826     103,625
              Advertising                    42,188       24,023      16,658
              Professional services          58,004       48,421      31,727
              Insurance                      23,417       20,885      18,371
              Telephone expense              31,250       35,392      26,252
              Postage                        66,795       64,943      55,696
              Printing                       28,558       23,416      24,542
              Supplies                      121,587       90,951      68,197
              ATM charges                    55,128       50,605      45,392
              Data processing                82,852       64,063      36,460
              Other                         373,324      275,316     223,969
                                         -----------  ----------  -----------
                                       $ 1,076,638       838,841     650,889
                                         ===========  ==========  ===========

(12)     Operating Leases

         The Bank leases land on which a branch office is located under an operating lease entered into during 1990. The Bank also leases land and branch facilities under operating leases entered into during 1995 and 1994. Future minimum lease payments at December 31, 1995, under operating leases are as follows:

                               1996                 $  43,684
                               1997                    38,800
                               1998                    38,800
                               1999                    27,600
                               2000                    22,291
                               2001 and thereafter    233,292
                                                     --------
                                                    $ 404,467
                                                     ========

         Total lease expense was $39,250,  $31,200, and $18,125, for 1995, 1994, and 1993, respectively.



                                                                   (Continued)

                                       19



Notes to Financial Statement, Continueds

(13)     Employee Benefit Plan

         Substantially all employees of the Bank are permitted to contribute to a 401(K) plan. For each employee's contribution up to 6%, the Bank makes an 80% matching contribution. Expense related to this plan was $59,349, $49,544, and $41,734, for 1995, 1994 and 1993, respectively.

(14)     Lines of Credit

         At December 31, 1995, the Bank had unused federal funds lines of credit with banks totaling $3,000,000.

(15)     Commitments

         The average daily Federal Reserve balance requirement for the year ended December 31, 1995, was approximately $753,000.

(16)     Fair Value of Financial Instruments

         The Bank is required under SFAS No. 107, "Disclosures about Fair Value of Financial Instruments" to disclose in its financial statements the fair value of all financial instruments, including assets and liabilities both on and off-balance sheet, for which it is practicable to estimate such fair value. Fair value estimates, methods, and assumptions as of December 31, 1995 for the Bank are set forth below and are subject to the following limitations.

         Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank's entire holdings of a particular financial instrument. Because no market exists for a portion of the Bank's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

         Fair value estimates are based on existing on-and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial assets or liabilities include deferred tax assets and premises and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered.


                                                                     (Continued)

                                        20



Notes to Financial Statements, Continued

         The Bank's fair value methods and assumptions are as follows:

     (bullet) Cash and due from banks, federal funds sold, accrued interest receivable, repurchase agreements and accrued interest payable - the carrying value is a reasonable estimate of fair value.

     (bullet) Available-for-sale securities and investment securities - fair value is based on available quoted market prices or quoted market prices for similar securities if a quoted market price is not available.

     (bullet) Loans - the carrying value for variable rate loans is a reasonable estimate of fair value due to contractual interest rates based on prime. Fair value for fixed rate loans is estimated based upon discounted future cash flows using discount rates comparable to rates currently offered for such loans.

     (bullet) Deposit accounts - the fair value of certificates of deposit is estimated using rates currently offered for deposits of similar remaining maturities. The fair value of all other deposit account types is the amount payable on demand at year-end.

     (bullet) Commitments to extend credit and standby letters of credit - the large majority of the Bank's loan commitments are at variable rates and, therefore, are subject to minimal interest rate risk exposure.

         Based  on  limitations,   methods,   and assumptions  noted above,  the
         estimated fair values of the Bank's financial instruments at December 31, 1995 are as follows:

                                                      Carrying       Fair
                                                       Amount       Value

                Financial assets:
                      Cash and due from banks         $  3,724,672   3,724,672
                      Federal funds sold                 5,025,000   5,025,000
                      Available-for-sale securities     14,088,369  14,088,369
                      Investment Securities             13,862,255  14,089,005
                      Loans                             76,442,621  76,472,000
                      Accrued interest receivable          951,867     951,867
                Financial liabilities:
                      Deposit accounts                  99,247,859  99,355,000
                      Repurchase agreements              6,022,117   6,022,117
                      Accrued interest payable             421,866     421,866


                                        21




Board of Directors                                              Officers



ROBERT L. ADAMS, JR.                 KATHERINE T. CURRENCE         JOHAN T. NEWCOMBE
Retired                              Real Estate Agent             Retired Executive Director
                                     Coldwell Banker               Habitat for Humanity of Gaston County
ROBERT H. BLALOCK, JR.               Bridgeman & Associates
President                                                          PLATO PEARSON, JR .
Precision Machine Products, Inc.     TITUS W. GREENE               Vice Chairman of the Board
                                     President                     First Community Bank
J. C. CAROTHERS, JR.                 WSSH of Gastonia, Inc.
President                                                          ROBERT S. PEARSON
Carothers Funeral Homes, Inc.        DONALD R. LINEBERGER          President
                                     Chariman of the Board & CEO   First Community Bank
J. BYNUM CARTER                      First Community Bank
Chairman of the Board & CEO                                        EDWARD D. SADLER, JR.
A. B. Carter, Inc.                   JOHN K. LONG                  Superintendent
                                     President                     Gaston County Schools
RICHARD K. CRAIG                     Broad Street  Bonded
President                            Warehouse, Inc.               LONNIE A. WAGGONER, JR.
A. B. Carter, Inc.                                                 Retired Physician
                                     EUGENE R. MATTHEWS, II
                                     Senior Vice President
                                     Matthews Belk Company


DONALD R. LINEBERGER                 STEPHEN W. RAY                W. GORDON QUARLES, JR.
Chairman of the Board & CEO          Vice President                Assistant Vice President

PLATO PEARSON, JR.                   HOLT D. ROBINSON              GLENDA G. ROGERS
Vice Chairman of the Board           Vice President                Assistant Vice President

ROBERT S. PEARSON                    JANET D.SARN                  MELISSA K. SUTTMEIER
President                            Vice President                Operations Officer

WILL  WEILL, III                     MICKEY L. SHEAROUSE           CAROLYN H. WALKER
Senior VP & Secretary                Vice President                Human Resources Officer

ROBERT C. CLAWSON                    RICHARD E. THOMAS             SHEILA G. HALL
Vice President                       Vice President                Banking Officer

M. JOANNE ENGLAND                    SALLY S. WHITESIDE            JESSIE G. HOLLAND
Vice President                       Vice President                Banking Officer

JOHN S. HUFFSTETLER                  PHIL T. DAVIS                 DELORISE A. KINLAW
Vice President                       Assistant Vice President      Banking Officer

DAVID L. LAWING                      OSCAR L. OVERCASH, JR.        JOYCE S. MANGUM
Vice President                       Assistant Vice President      Banking Officer


                                        22



Shareholder Information

ANNUAL MEETING

The Annual Meeting of the Stockholders of First Community Bank will be held at the Gaston County Chamber of Commerce, West Franklin Boulevard, Gastonia North Carolina on Tuesday, April 23, 1996 at 10:30 A.M.

INDEPENDENT AUDITORS                              FORM F-2

     KPMG Peat Marwick  LLP                            A copy of First Community  Bank's Form F-2 Annual Report to the
     Two First Union Center, Suite 2800                Federal Deposit  Insurance  Corporation for 1995 will be furnished,
     Charlotte, NC  28282-8290                         without charge,  upon written request to:  Robert S. Pearson,
                                                       President, First Community Bank, P. O. Box 2358 Gastonia, NC 28053.
MEMBER
                                                  MARKET FOR BANK'S COMMON
     Federal Deposit Insurance Corporation        STOCK
     Community Bankers Association
     North Carolina Bankers Association                Jackson & Smith  Investment  Securities in Gastonia,  North
     Independent Bankers Association  of America       Carolina is the only securities firm which makes a market in the
                                                       Bank's common stock. While trading in the stock does occur,  the
MAIN OFFICE                                            level of activity does not constitute an active trading market.

     100 East Garrison Boulevard                       As of  December  31,  1995,  the  Bank's  common  stock  was  held
     Gastonia, NC  28053-2358                          by  803 shareholders of record.  On April 22, 1991 the Bank
     (704) 868-4251                                    effected a six-for-five stock split of its $5.00 par value common stock.  As a result of the stock split,  each  shareholder received
BRANCH OFFICES                                         one additional share of stock for every five shares owned of record.
     500 New Hope Road
     Gastonia, NC  28054                          STOCK TRANSFER AGENT
     (704) 866-7410
                                                       Wachovia Bank of North Carolina
     3407 South New Hope Road                          Corporate Trust Department
     Gastonia, NC  28056                               Post Office Box 3001
     (704) 824-9617                                    Winston-Salem, North Carolina  27102

     120 W. Wilkins Street
     Dallas, NC  28034
     (704) 922-7490

     104 Rankin Avenue, Suite 104
     Mount Holly, NC  28120
     (704) 827-1987


                                        23


                                      FIRST
                                    COMMUNITY
                               Your Hometown Bank


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

      Notice is hereby given that the Annual Meeting of Shareholders of First Community Bank (the "Bank") will be held as follows:

      Place:      Gaston County Chamber of Commerce         Date: April 23, 1996
                  601 West Franklin Boulevard
                  Gastonia, North Carolina                  Time: 10:30 a.m.

      The purposes of the meeting are:

     1.  To fix the number of  Directors to be elected to fifteen (15).
     2. The election of fifteen (15) Directors to serve until the 1997 Annual Meeting.
     3. To ratify the appointment of KPMG Peat Marwick as the independent public accountants for the Bank for the year ending December 31, 1997.
     4. To transact any other business which may properly come before the meeting.

      You are cordially invited to attend the Annual Meeting of Shareholders. If you are unable to attend this meeting, you are urged to date, sign and promptly return your proxy so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The giving of such proxy does not prohibit your voting in person in the event you attend the meeting and choose to do so. Your proxy may be revoked at any time.

      Shareholders entitled to notice of and to vote at the Annual Meeting are Shareholders of record at the close of business on March 22, 1996.

      The Bank's Proxy Statement is submitted herewith.

                                          By Order of the Board of Directors
                                          of First Community Bank



                                          Robert S. Pearson
                                          President


                DISCLOSURE OF STATEMENT OF FINANCIAL CONDITION

      First Community Bank's Annual Disclosure Statement of Financial Condition is available upon request. Requests for these statements may be made in writing to First Community Bank, P. O. Box 2358, Gastonia, NC 28053-2358, or by calling (704) 868-4251.







                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                   TO BE HELD

                                 APRIL 23, 1996


 ------------------------------------------------------------------------------




                                      FIRST
                                    COMMUNITY
                               Your Hometown Bank





                             First Community Bank
                         100 East Garrison Boulevard
                        Gastonia, North Carolina 28052

                               PROXY STATEMENT

                         Mailing Date: March 29, 1996

                        ANNUAL MEETING OF SHAREHOLDERS

                                  to be held

                                April 23, 1996

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Community Bank (the "Bank") to be used at the 1996 Annual Meeting of Shareholders of the Bank to be held at the Gaston County Chamber of Commerce, 601 West Franklin Boulevard, Gastonia, North Carolina at 10:30 a.m. on April 23, 1996, and any adjournment thereof. Expenses of proxy solicitation will be borne by the Bank.

      Persons named in the Proxy to represent shareholders as proxyholders at the Annual Meeting are Robert S. Pearson and Will Weill, III. A form of proxy which is properly executed and returned, and not revoked, will be voted in accordance with the directions upon the proxy. If no directions are given, the proxy will be voted FOR fixing the number of Directors to be elected at fifteen
(15), FOR the nominees for Director named in this Proxy Statement, and FOR ratification of the appointment of KPMG Peat Marwick as the Bank's independent public accountants for fiscal 1996. If, at or before the time of the Annual
Meeting, any of the nominees named in this Proxy Statement has become unavailable for any reason, the proxyholders have the discretion to vote for a substitute nominee or nominees. On such other matters as may come before the meeting, the proxy will be voted in accordance with the best judgment of the proxyholders. A proxy may be revoked at any time before it is exercised by filing with the Secretary of the Bank a written instrument revoking it, or a duly executed proxy bearing a later date, or by attending the Annual Meeting of Shareholders and voting in person.

                   VOTING SECURITIES AND OWNERSHIP THEREOF

      The close of business on March 22, 1996 has been fixed as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Only those shareholders of record on that date will be eligible to vote on the proposals described herein. As of the record date, the Bank had outstanding 777,693 shares of common stock, par value of $4.16 2/3 per share, entitled to one vote per share.

      Any shareholder is entitled to vote, in person or by proxy, the number of shares standing of record in his name for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates. This right of cumulative voting shall not be exercised unless a shareholder or proxyholder announces in open meeting, before the voting for directors starts, his intention so to vote cumulatively. Included in this solicitation of proxies is the discretionary authority to vote cumulatively, should such right to vote cumulatively be exercised by any shareholder or proxyholder, all shares represented by properly executed and dated proxies. Such cumulative voting rights may be exercised by those individuals named on the form of proxy to represent shareholders at the meeting or by any substitute appointed by any one of them.





      The following table reflects the only shareholders known to management to own more that 5% of the Bank's voting securities as of March 22, 1996:

                                          Amount and
Title                                     Nature of          Amount and
  of           Name and Address           Beneficial         Percent of
Class          of Beneficial Owner        Ownership (1)       Class (2)
- -----          -------------------        ----------      ------------

Common         J. Bynum Carter            48,000  (3)            6.17%
               P. O. Box 518
               Gastonia, NC  28053-0518

Common         Plato Pearson, Jr.         46,400  (4)            5.97%
               P. O. Box 2358
               Gastonia, NC  28053-2358

Common         C. W. Smith                45,600                 5.86%
               P. O. Box 932
               Gastonia, NC  28053-0932

Common         T. Henry Wilson, Jr.       39,220                 5.04%
               411 Tremont Circle
               Lenoir, NC  28645
- -----------------------------

   (1)Except as otherwise noted, the shares of the outstanding common stock of the Bank shown as beneficially owned are, to the best of Bank management's knowledge, owned of record by the persons named and such persons exercise sole voting and investment power with respect to such shares.

   (2)The calculation of the percentage of class beneficially owned is based on 777,693 shares issued and outstanding.

   (3)The shares of the Bank's common stock beneficially owned by J. Bynum Carter include 12,000 shares (1.54%) held individually of record by Mr. Carter, 12,000 shares (1.54%) held individually of record by his wife and 24,000 shares (3.09%) held by A. B. Carter, Inc. Mr. Carter exercises sole investment and voting power with respect to 36,000 shares (4.63%) but denies possession of voting power with respect to 12,000 shares (1.54%) held of record by his wife.

   (4)The shares of the Bank's common stock beneficially owned by Plato Pearson, Jr. include 17,000 shares (2.19%) held individually of record by Mr. Pearson, 2,400 shares (0.31%) held individually of record by his wife, 21,000 shares (2.70%) held of record by MRSJ Family Limited Partnership and 6,000 shares (0.77%) held of record by Pearson's, Inc. Mr. Pearson exercises sole investment and voting power with respect to 38,000 shares (4.89%), shared investment and voting power with respect to 6,000 shares (0.77%), but denies possession of voting power with respect to 2,400 shares (0.31%) held of record by his wife.


      As of March 26, 1996, the beneficial ownership of the Bank's voting securities by the directors and nominees for director individually, and by all directors and executive officers as a group, was as follows:





                                          Amount and
Title                                     Nature of          Amount and
  of           Name and Address           Beneficial         Percent of
Class          of Beneficial Owner        Ownership (1)      Class (2)
- -----          -------------------        ----------     --------------

Common         Robert L. Adams, Jr.        2,140  (16)           0.28%
               Gastonia, NC

Common         Robert H. Blalock, Jr.      1,821  (16)           0.23%
               Gastonia, NC

Common         J. C. Carothers, Jr.       12,480  (3) (16)       1.61%
               Lake Wylie, SC

Common         J. Bynum Carter            48,000  (4) (16)       6.17%
               Gastonia, NC

Common         Richard K. Craig            1,200  (16)           0.15%
               Gastonia, NC
                                                  (17)
Common         Katherine T. Currence         100                 0.01%
               Gastonia, NC

Common         Titus W. Greene             1,900  (5) (16)       0.24%
               Gastonia, NC

Common         Donald R. Lineberger        3,095  (6)(7)         0.40%
               Gastonia, NC

Common         John K. Long                3,940  (8) (16)       0.51%
               Gastonia, NC

Common         Eugene R. Matthews, II      5,900  (9) (16)       0.76%
               Gastonia, NC

Common         Johan T. Newcombe           4,920   (10) (16)     0.63%
               Gastonia, NC

Common         Plato Pearson, Jr.         46,400   (11) (12)     5.97%
               Gastonia, NC

Common         Robert S. Pearson          13,110   (13)(14)      1.69%
               Gastonia, NC

Common         Edward D. Sadler, Jr.       1,680  (16)           0.22%
               Gastonia, NC

Common         Lonnie A. Waggoner, Jr.     4,700   (15) (16)     0.60%
               Gastonia, NC            _________             _________
All Directors and
Executive Officers as a group            151,386                19.46%
(15 persons)

   (1)Except as otherwise noted, the shares of the outstanding common stock of the Bank shown as beneficially owned are, to the best of Bank management's knowledge, owned of record by the persons named and such persons exercise sole voting and investment power with respect to such shares.

   (2)The calculation of the percentage of class beneficially owned is based on 777,693 shares issued and outstanding.

   (3)The shares of Bank's common stock beneficially owned by J. C. Carothers, Jr. include 240 shares (0.03%) held individually of record by Mr.
      Carothers, 4,800 shares (0.62%) held by Mr. Carothers and his wife as joint tenants, 4,920 shares (0.63%) held in a retirement account for Mr. Carothers, 2,280 shares (0.29%) held in a retirement account for his wife and 240 shares (0.03%) held by his wife as custodian for their grandchildren. Mr. Carothers exercises sole investment and voting power with respect to 5,160 shares (0.66%) and shared investment and voting power with respect to 4,800 shares (0.63%) but denies possession of voting power with respect to 2,520 shares (0.32%) held of record by his wife.

   (4)The shares of the Bank's common stock beneficially owned by J. Bynum Carter include 12,000 shares (1.54%) held individually of record by Mr. Carter, 12,000 shares (1.54%) held individually of record by his wife and 24,000 shares (3.09%) held by A. B. Carter, Inc. Mr. Carter exercises sole investment and voting power with respect to 36,000 shares (4.63%) but denies possession of voting power with respect to 12,000 shares (1.54%) held of record by his wife.

   (5)The shares of the Bank's common stock beneficially owned by Titus W. Greene include 100 shares (0.01%) held individually by Mr. Greene and 1,800 shares (0.23%) held by Mr. Greene and his wife as joint tenants. Mr. Green exercises sole investment and voting power with respect to 100 shares (0.01%) and shared voting and investment power with respect to 1,800 shares (0.23%)

   (6)The shares of the Bank's common stock beneficially owned by Donald R. Lineberger include 2,495 shares (0.32%) held individually of record by Mr. Lineberger and 600 shares (0.08%) held individually of record by his wife. Mr. Lineberger exercises sole investment and voting power with respect to 2,495 shares (0.32%) but denies possession of voting power with respect to 600 shares (0.08%) held of record by his wife.

   (7)Mr. Lineberger has been granted by the Board of Directors of the Bank options to purchase 3,600 shares of the Bank's common stock at $11.46 per share, 3,000 shares of the Bank's common stock at $12.29 per share and 6,000 shares at $15.63 per share. The option to purchase 3,600 shares of the Bank's common stock became exercisable on July 19, 1992 and the option to purchase 3,000 shares of the Bank's common stock became exercisable on June 19, 1993. The option to purchase 6,000 shares of the Bank's common stock becomes exercisable on August 16, 1996.

   (8)The shares of the Bank's common stock beneficially owned by John K. Long include 2,240 shares (0.29%) held individually of record by Mr. Long, 400 shares (0.05%) held individually of record by his wife and 1,300 shares (0.17%) held by Broad Street Bonded Warehouse, Inc. Mr. Long exercises sole investment and voting power with respect to 3,540 shares (0.46%) but denies possession of voting power with respect to 400 shares (0.05%) held of record by his wife.

   (9)The shares of the Bank's common stock beneficially owned by Eugene R. Matthews, II include 2,400 shares (0.31%) held individually of record by Mr. Matthews, 1,100 shares (0.14%) held individually of record by his wife, 1,800 shares (0.23%) held in a retirement account for Mr. Matthews, 240 shares (0.03%) held in a retirement account for his wife and 360 shares (0.05%) held by Mr. Matthews as custodian for his children. Mr. Matthews exercises sole investment and voting power with respect to 4,560 shares (0.59%) but denies possession of voting power with respect to 1,340 shares (0.17%) held of record by his wife.

  (10)The shares of the Bank's common stock beneficially owned by Johan T. Newcombe include 3,720 shares (0.48%) held individually of record by Mrs. Newcombe and 1,200 shares (0.15%) held individually of record by the estate of her husband. Mrs. Newcombe exercises sole investment and voting power with respect to 3,720 shares (0.48%) but denies possession of investment and voting power with respect to 1,200 shares (0.15%) held of record by the estate of her husband.

  (11)The shares of the Bank's common stock beneficially owned by Plato Pearson, Jr. include 17,000 shares (2.19%) held individually of record by Mr. Pearson, 2,400 shares (0.31%) held individually of record by his wife, 21,000 shares (2.70%) held of record by MRSJ Family Limited Partnership and 6,000 shares (0.77%) held of record by Pearson's, Inc. Mr. Pearson exercises sole investment and voting power with respect to 38,000 shares (4.89%), shared investment and voting power with respect to 6,000 shares (0.77%), but denies possession of voting power with respect to 2,400 shares (0.31%) held of record by his wife.

  (12)Mr. Pearson has been granted by the Board of Directors options to purchase 4,000 shares of the Bank's common stock at $15.63. Such option becomes exercisable on August 16, 1996.

  (13)The shares of the Bank's common stock beneficially owned by Robert S. Pearson include 9,150 shares (1.18%) held individually of record by Mr. Pearson, 1,200 shares (0.15%) held individually of record by his wife and 2,760 shares (0.36%) held by Mr. Pearson as custodian for his children. Mr. Pearson exercises sole investment and voting power with respect to 11,910 shares (1.53%) but denies possession of investment and voting power with respect to 1,200 shares (0.15%) held of record by his wife.

  (14)Mr. Pearson has been granted by the Board of Directors options to purchase 3,000 shares of the Bank's common stock at $11.46 per share, 2,400 shares of the Bank's common stock at $12.29 per share and 5,000 shares at $15.63 per share. The option to purchase 3,000 shares of the Bank's common stock became exercisable on July 19, 1992 and the option to purchase 2,400 shares of the Bank's common stock became exercisable on June 19, 1993. The option to purchase 5,000 shares of the Bank's common stock becomes exercisable on August 16, 1996.

  (15)The shares of the Bank's common stock beneficially owned by Lonnie A. Waggoner, Jr. include 3,500 shares (0.45%) held individually of record by Dr. Waggoner and 1,200 shares (0.15%) held individually of record by his wife. Dr. Waggoner exercises sole investment and voting power with respect to 3,500 shares (0.45%) but denies possession of investment and voting power with respect to 1,200 shares (0.15%) held of record by his wife.

  (16)The respective director has been awarded an option to purchase 2,000 shares of the Bank's common stock at $13.28 per share pursuant to the terms of the First Community Bank Omnibus Stock Plan of 1994.

  (17)Ms. Currence has been awarded an option to purchase 1,000 shares of the Bank's common stock at $12.75 per share pursuant to the terms of the First Community Bank Omnibus Stock Plan of 1994.






               PROPOSALS 1 AND 2 FIXING OF NUMBER OF DIRECTORS
                          AND ELECTION OF DIRECTORS


      The Bylaws of the Bank provide that the Board of Directors shall consist of not less than five nor more than twenty-five shareholders elected to one-year terms.

      Accordingly, the Executive Committee of the Board of Directors of the Bank, acting as the Nominating Committee, has nominated the fifteen (15) persons named below to serve on the elected Board of Directors for terms of one year. Of such nominees, all currently serve on the Board of Directors of the Bank.

                                  Principal Occupation
                                  and Business Experience        Director  Proposed
     Nominee             Age(1)   For the Past 5 Years            Since      Term
Robert L. Adams, Jr.(2)   71      Retired Manager of              1987     1 year
                                  Shipping, Traffic &
                                  Receiving,
                                  Wix Corporation

Robert H. Blalock, Jr.    50      President,                      1991     1 year
                                  Precision Machine
                                  Products Company

J. C. Carothers, Jr.      60      President, Carothers            1987     1 year
                                  Funeral Homes, Inc.,
                                  President, Carothers
Holding Company, Inc.,
                                  and Director, Loewen Group
                                  International, Inc.

J. Bynum Carter (2)       71      Chairman of the Board           1987     1 year
                                  and Chief Executive Officer,
                                  A. B. Carter, Inc.

Richard K. Craig          42      President, A. B. Carter, Inc.,  1991     1 year
                                  since 1992; prior to that,
                                  Senior Vice President,
                                  A. B. Carter, Inc.


                                  Principal Occupation
                                  and Business Experience        Director  Proposed
     Nominee             Age(1)   For the Past 5 Years            Since      Term
Katherine T. Currence     59      Real Estate Broker,             1994     1 year
                                  Coldwell Banker Bridgeman
                                  and Associates, since 1992,
                                  prior to that, President,
                                  Currence-Cherry Realty &
                                  Mortgage Co., Inc.

Titus W. Greene           59      President,                      1993     1 year
                                  WSSH of Gastonia, Inc.

Donald R. Lineberger      62      Chairman of the Board and       1987     1 year
                                  Chief-Executive Officer,
                                  First Community Bank,
                                  since 1996, prior to that,
                                  President and Chief
                                  Executive Officer,
                                  First Community Bank

John K. Long              57      President,                      1988     1 year
                                  Broad Street Bonded
                                  Warehouse, Inc.

Eugene R. Matthews, II    39      Senior Vice President,          1987     1 year
                                  Matthews Belk Stores, Inc.

Johan T. Newcombe         63      Retired Executive Director      1989     1 year
                                  Habitat for Humanity of
                                  Gaston County through,
                                  1995; Real Estate Broker,
                                  Taylor-Johnston
                                  Realty Inc., until 1992

Plato Pearson, Jr.(2) (3) 71      Vice Chairman of the Board      1987     1 year
                                   and Chariman of the
                                   Executive Committee,
                                   First Community Bank, since
                                  1996, prior to that, Chairman of the
                                  Board, First Community Bank,
                                  Vice President-Financial
                                  Planning, A.B. Carter, Inc.,
                                  Director, Public Service
                                  Company of NC through
                                  1995

Robert S. Pearson         44      President, First Community      1987     1 year
                                  Bank, since 1996, prior to
                                  that, Executive Vice President
                                  and Secretary, First Community
                                  Bank


                                  Principal Occupation
                                  and Business Experience        Director  Proposed
     Nominee             Age(1)   For the Past 5 Years            Since      Term
Edward D. Sadler, Jr.     48      Superintendent,                 1987     1 year
                                  Gaston County School
                                  System, since 1995,
                                  prior to that, Assistant
                                  Superintendent, Gaston
                                  County School System


Lonnie A. Waggoner, Jr.(3)71      Retired Internal Medicine       1987     1 year
                                  Specialist, Gaston Internal
                                  Medicine Clinic, Inc.

- -------------------------
(1)  As of March 22, 1996.

(2) Pursuant to the Bank's By-laws, a director of the Bank becomes ineligible to serve as a director after the end of the six month period, ending June 30 or December 31, in which said director attains the age of 72. Accordingly, J. Bynum Carter will vacate his seat on the Board of Directors effective June 30, 1996. Further, Robert L. Adams, Jr. and Lonnie A. Waggoner, Jr. will vacate their seats on the Board of Directors effective December 31, 1996. The Board of Directors has specifically excepted Plato Pearson, Jr. from this provision whereby his mandatory retirement will be at the end of the six month period ending December 31, 1999.

(3)  Plato Pearson, Jr. is the father of Robert S. Pearson

       No nominee to become a director of the Bank serves as director of a company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the reporting requirements of
Section 15(d) of such Act or of a company under the Investment Company Act of 1940, as amended.

       THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR FIXING THE NUMBER OF DIRECTORS TO BE ELECTED AT FIFTEEN (15).

       THE NOMINATING COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND THAT THE SHAREHOLDERS VOTE FOR THE NOMINEES FOR DIRECTOR AS SET FORTH ABOVE.








                              EXECUTIVE OFFICERS

       Set forth below is certain information regarding the Bank's Executive Officers, defined as those persons who have major policy making functions with respect to the Bank.

                                    Principal Occupation and Business
         Name               Age(1)  Experience for the Past Five Years

Plato Pearson, Jr.            71    Vice Chairman of the Board
                                    and Chairman of the
                                    Executive Committee,
                                    First Community Bank, since
                                    1996, prior to that, Chairman of the
                                    Board, First Community Bank,
                                    Vice President-Financial
                                    Planning, A.B. Carter, Inc.
                                    Director, Public Service
                                    Company of NC through
                                    1995

Donald R. Lineberger          62    Chairman of the Board and
                                    Chief-Executive Officer,
                                    First Community Bank,
                                    since 1996, prior to that,
                                    President and Chief
                                    Executive Officer,
                                    First Community Bank

Robert S. Pearson             44    President, First Community
                                    Bank, since 1996, prior to
                                    that, Executive Vice President
                                    and Secretary, First Community
                                    Bank


- ----------------------
(1)  As of March 22, 1996.


              MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

       The Bank's Board of Directors held twelve (12) regular meetings between January 1, 1995 and December 31, 1995. Each director attended 75% or more of the aggregate number of meetings which they were eligible to attend of the Board of Directors during the year ended December 31, 1995, except Robert L. Adams, Jr. All absences by the above directors were due to prior business obligations or personal and travel commitments.

       The Bank's Board of Directors has several standing committees including an Executive Committee (which also serves as the Loan and Investment Committee and the Nominating Committee), an Examining Committee and a Compensation Committee.

       The present members of the Executive Committee are Plato Pearson, Jr.; Edward D. Sadler, Jr.; J. Bynum Carter; Donald R. Lineberger; Eugene
R. Matthews, II; and Robert S. Pearson. The Executive Committee met one (1) time from January 1, 1995 to December 31, 1995.

       The present members of the Examining Committee are Titus W. Greene, John T. Newcombe and Lonnie A. Waggoner, Jr. The Examining Committee met two
(2) times from January 1, 1995 to December 31, 1995.

       The present members of the Compensation Committee are J. C. Carothers, Jr.; Richard K. Craig and John K. Long. The Compensation Committee met three
(3) times from January 1, 1995 through December 31, 1995.





                            EXECUTIVE COMPENSATION

       The following table sets forth the cash compensation earned by the executive officers of the Bank which exceeded $60,000 for the years ended December 31, 1995 1994 and 1993, as applicable:

Summary Compensation Table

                                                                Long Term
Annual Compensation                                             Compensation Awards
- -----------------------------------------------------------------------------------------
Name and                                        Other Annual    Options/     All Other(3)
Principal Position    Year   Salary     Bonus   Compensation(1) SARs (#)(2)  Compensation
- -----------------------------------------------------------------------------------------
Donald R. Lineberger  1995   $ 100,638  $19,858    $8,015           0         $    253
President & CEO       1994   $ 100,638  $12,000    $5,867         6,000       $ 23,265
                      1993   $  97,000  $12,500    $6,188           0         $ 17,244

Robert S. Pearson     1995   $  70,000  $15,518    $5,869           0         $     74
Executive Vice        1994   $  67,438  $ 8,000    $5,283         5,000       $ 20,661
President
& Secretary           1993   $ 65,000   $ 8,100    $5,033           0         $ 13,735

V. Lewis Shuler       1995   $ 65,000   $14,098    $3,581           0         $  8,719
Senior Vice           1994   $ 64,000   $ 8,000    $3,213         5,000       $ 11,222
President &
Treasurer             1993   $ 60,000   $ 8,100    $2,880           0         $    111

- -------------
   (1)Represents benefit derived from personal use of bank vehicle, costs of premiums for group term life insurance coverage over $50,000 and the Bank's matching contribution according to the terms of the First Community Bank Thrift Plan (401-K). See "First Community Bank Thrift Plan" below.

   (2)Represents awards of Stock Options granted under the First Community Bank Omnibus Stock Plan of 1994. See "First Community Bank Omnibus Stock Plan of 1994 " below.

   (3)Represents PS58 costs (actual costs of insurance for Split Dollar Life Insurance policies) and cash bonuses paid pursuant to terms of the First Community Bank Stock Option Plan. The First Community Bank Stock Option Plan provides for the payment of a cash bonus equivalent to 34% of the difference in the exercise price and market value of the stock at the time of exercise.

Option Exercises and Year-End Value Table

                                                                     Value of
                                         Number of     Exercise    Unexercised
                                        Unexercised  Price(s) per  In-the-Money
                                         Options at    Share of     Options at
                     Shares                FY-End     Unexercised     FY-End
                    Acquired   Value    (Exercisable/ Options at   (Exercisable/
       Name        on Exercise Realized Unexercisable)  FY-End     Unexercisable)(1)
- --------------------------------------------------------------------------------
Donald R. Lineberger    0         $0    6,600/6,000     $11.46,      $40,674/
                                                        $12.29/      $14,220
                                                        $15.63

Robert S. Pearson       0         $0    5,400/5,000     $11.46,      $33,324/
                                                        $12.29/      $11,850
                                                        $15.63

V. Lewis Shuler       4,800    $25,248  1,000/8,000     $12.00/      $ 6,000/
____________                                         $15.63 $17.75   $12,600

   (1) Based on the market value of the Bank's common stock ($4.16 2/3 par value) at year-end minus the exercise price(s).


                            EMPLOYEE BENEFIT PLANS

       First Community Bank Thrift Plan. The Bank makes available to all full-time employees a 401-K savings plan: The First Community Bank Thrift Plan (the "Plan"). Under the terms of the Plan, the Bank provides a matching contribution based on the individual employee's contribution into the Plan. Prior to July 1, 1990, said matching contribution was 50% of the employee contribution up to 6% of the employee's salary, i.e., maximum contribution by the Bank of 3% of an employee's base salary. Subsequent to July 1, 1990, the Board of Directors amended the matching contribution to 66.66% of the employee contribution which resulted in a maximum contribution by the Bank of 4% of an employee's salary. Effective January 1, 1992 said matching contribution became 80% of an employee's contribution resulting in a maximum contribution by the Bank of 4.80% of an employees salary. The Plan's matching contribution has been further amended effective January 1, 1996. Pursuant to this amendment, The Bank's matching contribution became 100% of the employee contribution which results in a maximum contribution by the Bank of 6% of an employee's base salary.

       Split Dollar Life Insurance Policies. Individual whole life insurance is made available to certain officers designated and approved by the Compensation Committee. Coverage ranges from $75,000 to $100,000. Participation is voluntary and the premiums are paid by the Bank. If a policy is terminated or payable due to the death of a participant, the premiums paid by First Community are recovered before any payment is made to the participant or the participant's beneficiary. Likewise, the Bank would recover its investment prior to a transfer of the policy to the participant. It is projected that First Community will recover the costs of the Split-Dollar Insurance policies. See "Summary Compensation Table" above.

       First Community Bank Stock Option Plan. The First Community Bank Stock Option Plan is a nonqualified stock option plan which was ratified by the Bank's shareholders at the 1988 Annual Meeting of Shareholders. The maximum terms of options granted under this plan was seven years from the date of grant. The exercise price of such options was 100% of the fair market value of the Bank's common stock on the date of grant of such option.

       All unexercised options under this plan will expire no later than July 17, 1998. No future awards of options to purchase shares of the Bank's common stock are eligible to be made under the terms of the First Community Bank Stock Option Plan.

       First Community Bank Omnibus Stock Plan of 1994. The First Community Bank Omnibus Stock Plan of 1994 includes: Incentive and Nonqualified Stock Option Plans and was ratified by the Bank's shareholders at the 1995 Annual Meeting of Shareholders. The maximum term of options granted under both plans is seven years from the date of grant. The exercise price of options granted pursuant to the terms of the Incentive Plan is 100% of the fair market value of the Bank's common stock on the date of grant of such option. The exercise price of options granted pursuant to the terms of the Nonqualified Plan is 85% of the fair market value of the Bank's common stock on the date of grant of such option.

                          COMPENSATION OF DIRECTORS

       The Bank compensates Directors who are not otherwise salaried employees of the Bank $250 for each meeting of the Board of Directors attended and $100 for each Committee meeting attended.

                             CERTAIN TRANSACTIONS

       The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with certain of its directors, executive officers and their associates, on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, which transactions do not involve more than the normal risk of collectability or present other unfavorable features.



          PROPOSAL 3: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

       Subject to ratification by the shareholders, management of the Bank has engaged the firm of KPMG Peat Marwick, Certified Public Accountants, as independent public accountants to audit the financial statements of the Bank for fiscal 1996. KPMG Peat Marwick was engaged by the Board of Directors of the Bank to audit the financial statements for fiscal 1987 to 1995, inclusive. A representative of KPMG Peat Marwick is expected to be present at the 1996 Annual Meeting of Shareholders and available to respond to appropriate questions.

       THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE BANK FOR FISCAL 1996.

                          VOTE REQUIRED FOR APPROVAL

       In the election of Directors, the fifteen (15) candidates receiving the highest number of votes shall be deemed to have been elected. The Fixing of Number of Directors, and the Appointment of Accountants require approval by a majority of the shares of common stock voting in person or by proxy at the Annual Meeting. Cumulative voting is available by following the procedure described in the section of this Proxy Statement entitled "VOTING SECURITIES AND OWNERSHIP THEREOF."

                             FINANCIAL STATEMENTS

       The financial statements of the Bank are not set forth in this Proxy Statement since they are included in the Annual Report to Shareholders. The financial statements in the Annual Report should be read in conjunction with this Proxy Statement, but the Annual Report is not to be regarded as proxy solicitation material.

                         NOMINATIONS OF SHAREHOLDERS

       Nominations, other than those made by and on behalf of the existing Board of Directors of the Bank, shall be delivered or mailed to one of the officers of the Bank not less than seven (7) days nor more than fifty (50) days prior to any meeting of shareholders called for the election of Directors. Reference is made to Article III Section 2 of the Bylaws for further information. It is anticipated that the 1997 Annual Meeting of will be held on a date during April, 1997.

                          PROPOSALS OF SHAREHOLDERS

       Any shareholder who desires to submit a proposal for inclusion in the Proxy Statement and Form of Proxy for the 1997 Annual Meeting of Shareholders must submit such proposals to the Bank at its principal office no later than Jaunary 6, 1997.
                                OTHER MATTERS

       The Board of Directors knows of no other business that should be brought before the meeting, or any adjournment thereof. Should other matters properly come before the meeting, the person(s) named in the Proxy to represent the shareholders will vote according to their best judgment on such matters.

                                            By Order of the Board of Directors



                                            Robert S. Pearson
                                            President